EXHIBIT 99.1

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

IN RE: STERICYCLE, INC., STERISAFE CONTRACT LITIGATION	No. 1:13-cv-05795 MDL No. 2455 Judge Milton I. Shadur

SETTLEMENT AGREEMENT

010362-11 992540 V1

010362-11 992540 V1	i

TABLE OF EXHIBITS

Document	Exhibit No.
List of Transferred Actions in the MDL	1
Long Form Notice	2
Settlement Notice Administrator’s Declaration	3
Short Form Notice	4
Alternative Dispute Resolution	5

010362-11 992540 V1	ii

SETTLEMENT AGREEMENT AND RELEASE

This Class Action Settlement Agreement and Release is entered into between and among (1) Lyndon Veterinary Clinic, PLLC, RESEARCHDX, LLC, Cochranton Veterinary Hospital, Amores Dental Care, McMackin & Zimnoch, P.C., Madison Avenue Professional Building, and Greater Hampstead Family Medicine, PC. (“Plaintiffs”) on behalf of themselves and as representatives of the Class and (2) Defendant Stericycle, Inc. (“Stericycle”) in order to effect a full and final settlement and dismissal with prejudice of all claims against Stericycle alleged in the Actions comprising the multidistrict litigation proceeding known as In re: Stericycle, Inc., Sterisafe Contract Litigation, MDL No. 2455, Case No. 1:13-cv-05795 (N.D. Ill.), on the terms set forth below and to the full extent reflected herein.  Capitalized terms shall have the meaning ascribed to them in Section II of this Agreement.

I.RECITALS

WHEREAS, on April 3, 2013, Lyndon Veterinary Clinic, PLLC filed a class action complaint in Lyndon Veterinary Clinic, PLLC v. Stericycle, Inc., No. 1:13-cv-02499 (N.D. Ill.), alleging, among other things, that Stericycle engaged in (a) a practice of imposing Automated Price Increases in violation of the contracts between Stericycle and its customers and (b) unfair and deceptive acts or practices by misrepresenting or concealing material facts from its customers regarding its pricing practices in violation of, inter alia, the Illinois Consumer Fraud and Deceptive Business Practices Act, 815 ILCS § 505/1 et seq., and the Illinois Uniform Deceptive Trade Practices Act, 815 ILCS § 510/2;

WHEREAS, on August 6, 2013, Lyndon Veterinary Clinic, PLLC v. Stericycle, Inc. was consolidated for pretrial proceedings by the Judicial Panel on Multidistrict Litigation with additional class and individual actions alleging similar or identical claims, captioned In re: Stericycle, Inc., Sterisafe Contract Litigation, MDL No. 2455, and pending before the Honorable Milton I. Shadur in the United States District Court for the Northern District of Illinois;

WHEREAS, on October 11, 2013, the Court entered an order appointing Hagens Berman Sobol Shapiro LLP as interim lead counsel;

WHEREAS, on November 11, 2013, Plaintiffs filed the First Amended Consolidated Complaint;

WHEREAS, on March 8, 2016, Plaintiffs filed the Second Amended Consolidated Complaint alleging, among other things, that Stericycle engaged in (a) a practice of imposing Automated Price Increases in violation of the contracts between Stericycle and its customers and (b) unfair and deceptive acts or practices by misrepresenting or concealing material facts from its customers regarding its pricing practices in violation of, inter alia, the Illinois Consumer Fraud and Deceptive Business Practices Act, 815 ILCS § 505/1 et seq., and the Illinois Uniform Deceptive Trade Practices Act, 815 ILCS § 510/2 or, in the alternative, the consumer protection statutes of 26 additional states and seeking monetary damages, punitive damages and injunctive and equitable relief;

WHEREAS, on February 16, 2017, the Court entered an order appointing Hagens Berman Sobol Shapiro LLP as Plaintiffs’ Class Counsel and certifying a nationwide class in this matter consisting of “All persons and entities that, between March 8, 2003 through the date of trial resided in the United States (except Washington and Alaska), were identified by Stericycle as “Small Quantity” or “SQ” customer, and were charged and paid more than their contractually-agreed price for Stericycle’s medical waste disposal goods and services pursuant to Stericycle’s Automated Price Increase Policy.  Governmental entities whose claims were asserted in United States ex rel. Perez v. Stericycle Inc. shall be excluded from the class”;

WHEREAS, on March 2, 2017, Stericycle filed a Motion for Reconsideration of the Court’s order certifying the class, the consideration of which has been continued by the agreement of the Parties to allow for settlement negotiations and which motion remains pending;

WHEREAS, as a result of extensive arm’s length negotiations, including multiple in-person mediation sessions before Judge Wayne Andersen (Ret.) and numerous follow-up negotiations in person, via email and by telephone, Plaintiffs, Plaintiffs’ Class Counsel and Stericycle have entered into this Agreement;

WHEREAS,  Plaintiffs’ Class Counsel have conducted substantial discovery, have investigated the facts and underlying events relating to the subject matter of the claims, have carefully analyzed the applicable legal principles and have concluded, based upon their investigation, and taking into account the risks, uncertainties, burdens and costs of further prosecution of their claims and taking into account the substantial benefits to be received pursuant to this Agreement as set forth below, which, in the view of the Plaintiffs and Plaintiffs’ Class Counsel, is designed for the purpose of putting to rest all controversies with Stericycle that were or could have been alleged or brought and that a resolution and compromise on the terms set forth herein is fair, reasonable, adequate and in the best interests of the Plaintiffs and the Class;

WHEREAS, Stericycle denies and continues to deny each and every allegation of liability, wrongdoing and damages and further denies that the Action may be properly maintained as a class action except for settlement purposes.  Nonetheless, without admitting or conceding any liability or damages whatsoever and without admitting any wrongdoing and without conceding the appropriateness of class treatment for claims asserted in any future complaint, Stericycle has agreed to settle the Action on the terms and conditions set forth in this Agreement solely to avoid the substantial expense, inconvenience, burden and disruption of continued litigation;

WHEREAS,  Plaintiffs’ Class Counsel represent and warrant that they are fully authorized to enter into this Agreement on behalf of Plaintiffs and the Class and that Plaintiffs’

Class Counsel have consulted with and confirmed that all Plaintiffs fully support and have no objection to this Agreement; and

WHEREAS, it is agreed that this Agreement shall not be deemed or construed to be an admission, concession or evidence of any violation of any federal, state or local statute, regulation, rule or other law or principle of common law or equity or of any liability or wrongdoing whatsoever by Stericycle or any of the Released Parties or of the truth or validity of any of the claims that Plaintiffs have asserted;

NOW, THEREFORE, without any admission or concession by Plaintiffs or Plaintiffs’ Class Counsel of any lack of merit to their allegations and claims and without any admission or concession by Stericycle of any liability or wrongdoing or lack of merit in its defenses on the merits or to the propriety of class treatment of Plaintiffs’ claims in a non-settlement context, in consideration of the mutual covenants and terms contained herein and subject to the final approval of the Court, Plaintiffs, Plaintiffs’ Class Counsel and Stericycle agree as follows:

II.DEFINITIONS

A.As used in and solely for the purposes of this Agreement and the attached exhibits (which are an integral part of this Agreement and are incorporated in their entirety by reference), the following terms have the following meanings, unless this Agreement specifically provides otherwise:

1.“Action” or “Actions” means all class, mass and individual actions, however denominated, that were or will be transferred and consolidated for pretrial proceedings in the United States District Court for the Northern District of Illinois in In re: Stericycle, Inc., Sterisafe Contract Litigation, MDL No. 2455, Case No. 1:13-cv-05795, before the Honorable Judge Milton I. Shadur, including but limited those listed in Exhibit 1 hereto.

2.“Actual Price” means the total amount paid by each Class Member during the Class Period for Stericycle’s regulated medical waste disposal services, as reflected in Stericycle’s customer transactional database and/or other documents.

3.“Agreement” means this Settlement Agreement and Release as well as the exhibits attached hereto or incorporated herein, including any subsequent amendments and any exhibits to such amendments.

4.“Attorneys’ Fees and Expenses” means such funds as may be awarded by the Court to compensate any and all attorneys representing parties who claim to have assisted in conferring benefits upon the Class, as described in Section IV of this Agreement.

5.“Automated Price Increase” or “Automated Price Increase Policy” mean the practice of increasing prices on Stericycle customers identified as “Small Quantity” or “SQ” customers by fixed percentages or otherwise on a periodic basis.

6.“Challenged Pricing Practice” means the pricing practice alleged in the Action of increasing prices on Stericycle customers identified as “Small Quantity” or “SQ” customers by 12%, 15% or 18% (depending on the time period) on a periodic basis.  This definition does not include price increases where the percentage increase is fixed in the contract.

7.“Claim” means the claim of a Class Member or his, her, or its representative.

8.“Class” means, for settlement purposes only:

All persons and entities that, between March 8, 2003 through the date of Preliminary Approval resided in the United States (except Washington and Alaska), were identified by Stericycle as a “Small Quantity” or “SQ” customer, and were charged and paid more than their Contractually Agreed Price for Stericycle’s medical waste disposal goods and services.  Excluded from the class are governmental entities whose claims were asserted and resolved in United States ex rel. Perez v. Stericycle Inc. and any entities that have previously settled similar claims with Stericycle and released those claims.

Members of the Class have been identified from Stericycle’s customer transaction database, along with the Gross Compensation Basis for each member of the Class calculated using Stericycle’s customer transaction database.

9.“Class Action Settlement Administrator” means the third-party agent or administrator agreed to by the Parties and appointed by the Court to implement the notice and other settlement requirements of this Agreement including but not limited to issuing checks in the appropriate amounts to each Class Member for that Class Member’s share of the Settlement Fund, subject to the Court’s approval.  The Parties agree that GCG, 1985 Marcus Ave., Lake Success, NY 11042 shall serve as Class Action Settlement Administrator, subject to approval by the Court.

10.“Class Member” means a member of the Class who has not Opted Out of the Class.

11.“Class Notice” means the notice program described in Section V.

12.“Class Period” means March 8, 2003 through the date of Preliminary Approval.

13.“Contractually Agreed Price” means the initial price charged to the member of the Class pursuant to agreement between it and Stericycle, as reflected in Stericycle’s customer transaction database.  In the event of a price change not identified by Stericycle’s customer transaction database as being the result of the Challenged Pricing Practice, that changed price becomes the Contractually Agreed Price for purposes of calculating Gross Compensation Basis for any later price changes as described in the definition of the term Gross Compensation Basis.

14.“Contractually Allowed Price” means, solely for the purposes of this Agreement, the initial price charged to Class Members, as reflected in Stericycle’s customer transaction database, plus annual price increases of 8%.

15.“Court” means the United States District Court for the Northern District of Illinois.

16.“Escrow Agent” means the entity proposed by the Parties and designated by the Court to address and hold for distribution the funds identified in this Agreement pursuant to the terms of an Escrow Agreement.

17.“Escrow Account” means the custodial or investment account administered by the Class Action Settlement Administrator in which the funds to be deposited will be held, invested, administered, and disbursed pursuant to this Agreement and an Escrow Agreement.

18.“Escrow Agreement” means the agreement by and among Plaintiffs’ Class Counsel, Stericycle’s Counsel and the Class Action Settlement Administrator with respect to the escrow of the funds to be deposited into the Escrow Account pursuant to this Agreement.

19. “Fairness Hearing” means the hearing for the purposes of the Court determining whether to approve this Agreement as fair, reasonable, and adequate.

20.“Final Effective Date” means the date on which the Final Order and/or Final Judgment approving this Agreement becomes final.  For purposes of this Agreement the Final Effective Date will be:

a.The date on which the time to appeal therefrom has expired, if no appeal has been taken from the Final Order and/or Final Judgment; or

b.The date on which all appeals therefrom, including petitions for rehearing or re-argument, petitions for rehearing en banc and petitions for certiorari or any other form of review, have been finally disposed of in a manner that affirms the Final Order or Final Judgment, if any appeal has been taken from the Final Order and/or Final Judgment; or

c.Any other date agreed to in writing by Plaintiffs’ Class Counsel and Stericycle’s Counsel.

21.“Final Judgment” means the Court’s final judgment as described in Section IX.B of this Agreement.

22.“Final Order” means the Court’s order approving the Settlement and this Agreement, as described in Section IX.B of this Agreement.

23.“Gross Compensation Basis” means the amount by which Plaintiffs alleged each Class Member was charged over the Contractually Agreed Price.  “Gross Compensation Basis” is calculated as the difference between (a) the Actual Price each Class Member paid during the Class Period, including price increases resulting from the Challenged Pricing Practice and (b) the Contractually Allowed Price.  If a Class Member received statement credits during the Class Period, both the original transaction and any corresponding credit shall be excluded from the Gross Compensation Basis.  If a Class Member received credits that cannot be matched with any specific transaction, the Gross Compensation Basis shall be reduced by the amount of such credits.  The calculation of the “Gross Compensation Basis” shall take into account the total amount by which Plaintiffs allege each Class Member was charged over the Contractually Agreed Price during the Class Period.  In the event of a price change that was not identified in Stericycle’s customer transaction database as being the result of Stericycle’s Challenged Pricing Practice, the resulting price becomes the new Contractually Agreed Price, and additional Gross Compensation Basis will only accrue based on the new Contractually Agreed Price.

24.“Long Form Notice” means the Long Form Notice substantially in the form attached hereto as Exhibit 2.

25.“Notice And Administrative Costs” means the reasonable and authorized costs and expenses of effecting notice in accordance with this Agreement and the Preliminary Approval Order and all reasonable and authorized costs and expenses incurred by the Class Action Settlement Administrator in administering the Agreement, including but not limited to costs and expenses associated with assisting Class Members, processing claims, escrowing funds, issuing and mailing awards, paying taxes and tax expenses and other reasonable and authorized fees and expenses of the Class Action Settlement Administrator.

26.“Notice Date” means the first day on which the Class Action Settlement Administrator or its designee disseminates the Short Form Notice.

27.“Opt-Out” means member of the Class who properly and timely submits a request for exclusion from the Class as set forth in Section VI.

28.“Opt-Out List” means the list compiled by the Class Action Settlement Administrator pursuant to Section VI, identifying those members of the Class who properly and timely submits a request for exclusion from the Class.

29.“Opt-Out and Objection Date” means the date, to be set by the Court, by which a request for exclusion from the Class must be filed with the Class Action Settlement Administrator in order for a member of the Class to be excluded from the Class and the date by which Class Members must file objections, if any, to the Settlement.

30.“Parties” means Plaintiffs and Stericycle, collectively, as each of those terms is defined in this Agreement.

31. “Plaintiffs” mean Lyndon Veterinary Clinic, PLLC, RESEARCHDX, LLC, Cochranton Veterinary Hospital, Amores Dental Care, McMackin & Zimnoch, P.C., Madison Avenue Professional Building, and Greater Hampstead Family Medicine, PC.

32.“Plaintiffs’ Class Counsel” means counsel for Plaintiffs in the Actions, Hagens Berman Sobol Shapiro LLP.

33.“Preliminary Approval Order” means the order to be entered by the Court preliminarily approving the Settlement as outlined in Section IX of this Agreement.

34.“Release” means the release and waiver set forth in Section VIII of this Agreement and in the Final Order and Final Judgment.

35.“Released Parties” or “Released Party” means Stericycle and each of its past, present and future parents, predecessors, successors, spin-offs, assigns, holding companies, joint-ventures and joint-venturers, partnerships and partners, members, divisions, stockholders, bondholders, subsidiaries, related companies, affiliates, officers, directors, employees, associates, dealers, representatives, suppliers, vendors, advertisers, service providers, distributors and sub-distributors, agents, insurers, attorneys, administrators and advisors.  The Parties expressly acknowledge that each of the foregoing is included as a Released Party even though not identified by name herein.

36.“Service Awards” means such funds as may be awarded by the Court to Plaintiffs to compensate them for their participation in the Action, as described in Section IV of this Agreement.

37.“Service Location(s)” means the place(s), location(s), or address(es) where a member of the Class received regulated medical waste disposal services from Stericycle during the Class Period.

38.“Settlement” means the settlement set forth in this Agreement.

39.“Settlement Monitor” means the third-party agreed to by the Parties and appointed by the Court to monitor the Settlement in accordance with Section III.  The Parties agree that Hon. Wayne Andersen (ret.) shall serve as the Settlement Monitor, subject to approval by the Court.

40.“Short Form Notice” means the Short Form Notice substantially in the form as attached hereto as Exhibit 4.

41.“SACC” means the Second Amended Consolidated Complaint filed in In re: Stericycle, Inc., Sterisafe Contract Litigation, MDL No. 2455.

42.“Stericycle” means Stericycle, Inc.

43.“Stericycle’s Counsel” means Mark S. Mester and Kathleen P. Lally of Latham & Watkins LLP.

A.Other capitalized terms used in this Agreement but not defined in this Section shall have the meanings ascribed to them elsewhere in this Agreement.

B.All terms defined in this Agreement have the definition asserted herein solely for the purposes of this Agreement.

C.The terms “he or she” and “his or her” include “it” or “its” where applicable.

D.The plural of any defined term includes the singular, and the singular of any defined term includes the plural, as the case may be.

III.SETTLEMENT RELIEF

In consideration for the dismissal of the Actions with prejudice, as contemplated in this Agreement, and for the full and complete Release, Final Order and Final Judgment provided below, Stericycle agrees to provide the following:

A.Settlement Consideration.  Pursuant to the terms and conditions set forth herein, Stericycle agrees to pay the sum of two hundred ninety-five million U.S. dollars ($295,000,000.00) (the “Settlement Amount”).  Stericycle’s payment of the Settlement Amount shall be in full satisfaction of all Settlement costs including, without limitation, all payments to Class Members, Notice and Administrative Costs, Attorneys’ Fees and Expenses, Service Awards and Taxes.  In no event shall Stericycle be obligated to contribute in excess of the

Settlement Amount for any aspect of this Settlement, except for the payment of the Settlement Monitor’s costs and fees as described in Section III.E.4.

B.Establishment of Qualified Settlement Fund.  The Parties shall move the Court to establish and create a Qualified Settlement Fund, pursuant to Internal Revenue Code § 468B and the Regulations issued thereto.  Stericycle’s payment of the Settlement Amount, which includes any amounts pre-paid for Notice and Administrative Costs pursuant to Section V.A, shall be made by wire transfer into an Escrow Account, as warranted, established and controlled consistent with and pursuant to an Escrow Agreement at a mutually-agreed upon bank.  The Escrow Agent shall invest this payment in short-term United States Agency or Treasury Securities (or a mutual fund invested solely in such instruments), or in an account fully insured by United States Government, and shall collect and reinvest any and all interest accrued thereon, if applicable, unless interest rates are such that they would effectively preclude investment in interest-bearing instruments as defined herein. All (i) taxes on the income of the Escrow Account and (ii) expenses and costs incurred with taxes paid from the Escrow Account (including, without limitation, expenses of tax attorneys and accountants) (collectively, “Taxes”) shall be timely paid out of the Settlement Amount and Escrow Account without prior order of the Court.  The Parties agree that the Escrow Agent shall be responsible for filing tax returns for the Qualified Settlement Fund and paying from the Escrow Account any Taxes owed with respect to the Qualified Settlement Fund.  The Parties hereto agree that the Escrow Account shall be treated as a Qualified Settlement Fund from the earliest date possible, and agree to any relation-back election required to treat the Escrow Account as a Qualified Settlement Fund from the earliest date possible.

C.Cash Payment for Alleged Overcharges.  The Class Action Settlement Administrator will distribute the Settlement Amount from the Escrow Account in accordance with the terms of this Agreement.

1.Within thirty (30) days of the Final Effective Date, Stericycle will deposit into the Escrow Account the sum of $295,000,000, less any amounts previously paid for Notice and Administrative Costs pursuant to Section V.A.  A Class Member shall be entitled to a share of the Settlement Fund if the Class Member has a Gross Compensation Basis of greater than $0.  In no event shall a Class Member receive more than one payment from the fund under this Section, except that a Class Member with multiple Service Locations, whether billed separately or together, may recover for each Service Location provided that the Class Member has an aggregate Gross Compensation Basis across all Service Locations greater than $0.

2.A Class Member’s share of the Settlement Fund shall be determined as follows:  the Gross Compensation Basis for all Class Members will be added to become the “Total Gross Compensation Basis.”  The Total Gross Compensation Basis will then be compared to the “Net Settlement Fund” (i.e., the Settlement Fund less Notice and Administrative Costs, Attorneys’ Fees and Expenses and Plaintiffs’ Service Awards) in order to determine what percentage of the Total Gross Compensation Basis is covered by the Net Settlement Fund.  Each Class Member’s Gross Compensation Basis will then be adjusted according to that percentage.  By way of example only, if it is determined that the Net Settlement Fund will cover 60% of the Total Gross Compensation Basis, each Class Member will receive 60% of their Gross Compensation Basis.

D.Timing of Cash Payments.  The Class Action Settlement Administrator shall use its best efforts to begin to pay Class Members’ shares of the Settlement proceeds by issuing a check to each Class Member within one hundred eighty (180) days after the Final Effective Date.  The Class Action Settlement Administrator shall use its best efforts to have completed the payment to Class Members not later than two hundred seventy (270) days after the Final Effective Date.

1.Check Cashing Deadlines & Reissuance.  The checks mailed by the Class Action Settlement Administrator to Class Members shall be valid for one hundred fifteen (115) days, after which time the checks shall be void.  Reissued checks will be valid for ninety (90) days from the reissue date.

2.Reminder Notices.  Approximately ninety (90) days after the issuance date of a check, a reminder notice will be sent by the Class Action Settlement Administrator to Class Members who have not cashed their checks.  The reminder notice shall inform the Class Member of the following: (i) that a check was previously mailed to the Class Member; (ii) that the deadline for cashing the check is one hundred fifteen (115) days from the issuance date of the check; (iii) if the Class Member no longer possesses the check, the Class Member can request a reissuance of the check if it timely notifies the Class Action Settlement Administrator; and (iv) if the check is not cashed before the deadline the funds will be redistributed in accordance with this Settlement Agreement.

3.Redistribution of Unclaimed Settlement Proceeds.  After all issued and reissued checks have expired, the amounts of all uncashed checks will be returned to the Net Settlement Fund, and any remaining proceeds from the Net Settlement Fund (“Remaining Net Settlement Fund”) will be distributed as follows:

a.The Remaining Net Settlement Fund will first be used to pay any remaining Notice and Administrative Costs.

b.Next, second distribution will be made to Class Members who cashed their initial checks, provided that the cost of administering such a distribution is less than 50% of the Remaining Net Settlement Fund.  Each eligible Class Member’s share of any second distribution will be calculated in the same manner as the initial distribution was calculated (as set forth in Section III.C), except that only the Gross Compensation Basis for Class Members who cashed their initial checks (less the amount each such Class Member was paid in the initial distribution) shall be used in calculating the Total Gross Compensation Basis for the second distribution.

c.If the cost of administering such a second distribution is greater than 50% of the Remaining Net Settlement Fund or if after a second distribution the Net Settlement Fund has not been exhausted, the remainder of the Net Settlement Fund shall be distributed as cy pres to such recipients that are agreed upon by the Parties and reported to the Court.  Any recipient of such funds shall be required to provide the Parties and the Court with annual reports, and a final report, on the project(s) or service(s) funded by the cy pres award.

E.Prospective Relief.  Stericycle agrees to the following perspective relief:

1.Termination of Challenged Pricing Practice.  Within sixty (60) days of Preliminary Approval, Stericycle will discontinue the Challenged Pricing Practice for all Class Member contracts still subject to such increases.

2.Capped Price Increases Following Preliminary Approval.

a.To the extent a Class Member has a contract that is still subject to the Challenged Pricing Practice on the date of Preliminary Approval, Stericycle agrees not to impose an annual price increase of more than 6% of the price in effect for such Class Members on the date of Preliminary Approval.  Stericycle will also be permitted to implement price increases to cover non-controllable costs, including but not limited to taxes, fuel and regulatory fees that can be documented and verified, but prior to imposing such costs on Class Members, Stericycle will verify the sufficiency of such a cost increase with Hon. Wayne Andersen (ret.), who will act as a monitor from the date of Preliminary Approval, through the Final Effective Date and for a period of time of three (3) years from the Final Effective Date, subject to Section III.E.4. below.  Class Members subject to this subsection of the Agreement will otherwise continue to be charged in accordance with their contracts until such time as those contracts are either renegotiated or expire in accordance with their terms.

b.Class Members who, at any time, previously renegotiated their contracts with Stericycle such that they are no longer subject to the Challenged Pricing Practice on the date of Preliminary Approval and instead are being charged annual price increases that are set forth in their contracts will continue to be charged in accordance with those contracts until such time as those contracts are either renegotiated or expire in accordance with their terms.

c.Except as modified in this Paragraph, all existing contracts otherwise remain valid and enforceable on their terms.

3.Future Price Increases After The Final Effective Date.  For a period of three (3) years after the Final Effective Date, Stericycle agrees that all new contracts for SQ customers, including any contracts for Class Members that are entered into upon the expiration of the Class Member’s current contract, will comport with the following requirements:

a.The contract price will include the cost of service as well as all fees and surcharges, except taxes and regulatory fees over which Stericycle has no control;

b.The contracts will allow Stericycle to impose an annual price increase not to exceed 8%;

c.The contracts will allow Stericycle to implement price increases to cover non-controllable costs, including but not limited to taxes, fuel and regulatory fees that can be documented and verified, but prior to imposing such costs on Class Members, Stericycle will verify the sufficiency of such a cost increase with Hon. Wayne Andersen (ret.), who will act as Settlement Monitor from the date of Preliminary Approval, through the Final Effective Date and for a period of time of three (3) years from the Final Effective Date, subject to Section III.E.4. below;

d.On the first page of the agreement, the contracts will identify (i) the price of the contract and (ii) the annual maximum price increase percentage; and

e.Nothing in this Agreement will prevent Stericycle and any given Class Member from negotiating terms different from those set forth above, provided that Stericycle initially offers the terms set forth above.  This provision does not require Stericycle to affirmatively renegotiate its contracts with any Class Member, which contracts otherwise remain in force and effect, but to the extent that a Class Member requests renegotiation of his, her or its contracts upon the expiration of that contract, Stericycle will adhere to the terms set forth above.

4.Settlement Monitor and Additional Price Increase Criteria.  Hon. Wayne Andersen (ret.) will act as Settlement Monitor from the date of Preliminary Approval, through the Final Effective Date and for a period of time three (3) years from the Effective Date.  The responsibilities of the Settlement Monitor, and the procedures governing the Settlement Monitor’s activities shall be as follows:

a.The Settlement Monitor shall periodically (but at least once per year) solicit and review such information from Stericycle as he reasonably deems necessary and appropriate to ensure that Stericycle has (i) terminated the Challenged Pricing Practice within the period provided for in this agreement, and/or has not re-started the Challenged Pricing Practice; (ii) appropriately capped price increases at 6% annually for Class Members with ongoing contracts subject to the Challenge Pricing Practice at the time of Preliminary Approval; (iii) appropriately capped price increases at 8% annually for SQ customers entering into new or renewed Contracts with Stericycle and otherwise complied with the requirements of such contracts set forth in this Agreement.

b.In addition to the foregoing, the Settlement Monitor shall promptly review any proposals by Stericycle to implement price increases to cover non-controllable costs, including but not limited to taxes, fuel and regulatory fees that can be documented and verified.  In considering such requests, the Settlement Monitor shall approve any such price increases only if he finds that:

i.	Stericycle has sufficiently documented and verified increases of non-controllable costs such as taxes, fuel and regulatory fees.
ii.	Such non-controllable costs are properly attributed to Stericycle’s provision of regulated medical waste disposal services to SQ customers.
iii.	The requested price increase is due to a non-controllable cost increase that is unusual, significant or unexpected, such that it would not have been considered in a typical annual cost increase.
iv.

The requested price increase is not excessive in amount or duration, and/or is subject to periodic review such that the requested price increase may be reduced or eliminated in the event the non-controllable costs that justified the price increase are reduced.

c.The Settlement Monitor shall be governed by the following additional rules:

i.

The Settlement Monitor shall include Plaintiffs’ Class Counsel in all communications with Stericycle relating to the monitoring functions described herein, and Plaintiffs’ Class Counsel shall receive copies of all data and other submissions made by Stericycle to the Settlement Monitor, which shall be treated as Confidential under the terms of the Agreed Confidentiality Order entered in this case.

ii.	The Settlement Monitor may, at his discretion, request additional information from Stericycle or seek the advice of independent consultants to determine Stericycle’s compliance.
iii.	The Settlement Monitor may find Stericycle in compliance with the terms of this Agreement, or may find that Stericycle is not in compliance and order such remedial action as he may deem necessary.
iv.	The Settlement Monitor may either grant or deny Stericycle permission to implement the price increases discussed in Section III.E.4.b.
v.	Stericycle’s failure to comply with any decision, order, or instruction by the Settlement Monitor shall be deemed a material breach of this Agreement.

d.Stericycle shall pay the reasonable costs for the Settlement Monitor’s services, including the cost of any independent consultants retained by the Settlement Monitor in the performance of his duties above and beyond the amount paid into the Settlement Fund.

5.Alternative Dispute Resolution.  Any disputes arising out of or relating to the issues raised in the Actions between the time of Final Approval and the Final Effective Date that are not otherwise resolved by the Agreement will be resolved by binding arbitration in accordance with the Federal Arbitration Act and as described fully in Exhibit 5 hereto.  Any arbitration pursuant to this provision will be solely between the Class Member and Stericycle, class arbitration will not be permitted and no arbitration will be combined with another without the prior written consent of all parties to all affected arbitrations or proceedings.  Notwithstanding the foregoing, Plaintiffs’ Class Counsel shall not be barred from seeking to enforce this Agreement on behalf of the Class, and any such enforcement action shall not be subject to arbitration under this paragraph.

IV.ATTORNEYS’ FEES AND EXPENSES AND PLAINTIFFS’ SERVICE AWARDS

A.Plaintiffs will apply for reasonable Service Awards to be paid from the Settlement Fund for the time and efforts spent by Plaintiffs in this matter.  Plaintiffs will request Service Awards equal to the greater of $5,000 or $100 per hour for time spent on the case for each Plaintiff, each of whom was deposed in this matter and/or provided written and documentary discovery and other information as a result of their participation in the case as Plaintiffs.  Any such awards shall be subject to Court approval and will be paid from the Settlement Amount.  Stericycle will not object to or contest any awards made pursuant to the terms of this Paragraph.  Stericycle’s obligation, however, to pay any such awards shall be limited to the amounts set forth in this Paragraph, and Stericycle shall be under no obligation to pay any amounts in excess of those amounts.

B.Plaintiffs’ Class Counsel will apply to the Court for an award of Attorneys’ Fees and Expenses from the Settlement Fund.  Plaintiffs’ Class Counsel’s application shall not exceed a total of forty million U.S. dollars ($40,000,000.00) in attorneys’ fees and up to two million U.S. dollars ($2,800,000.00) in out-of-pocket expenses for time and expenses already incurred in prosecuting this case and estimated time and expenses through the final implementation of this Settlement Agreement.  Any award of Class Counsel Attorneys’ Fees and Expenses from the Settlement Fund shall be subject to Court approval and will be paid from the Settlement Amount.  Stericycle’s obligation, however, to pay any attorneys’ fees and expenses shall be limited to the amounts set forth in this Paragraph, and Stericycle shall be under no obligation to pay any amounts in excess of those amounts.

V.NOTICE TO THE CLASS

A.Settlement Notice and Claims Administration.

1.Notice and Administrative Costs, as agreed to by the Parties, will be paid from the Settlement Fund.  Stericycle agrees to pay $175,000.00 of the Settlement Fund into an escrow account administered in accordance with the provisions of Section III.B of this Agreement within thirty (30) days after Preliminary Approval for the sole purpose of paying Notice and Administrative Costs.  Stericycle shall make additional payments sufficient to cover any additional Notice and Administrative Costs as may be necessary before the Final Effective Date.

2.If this Agreement does not for any reason achieve a Final Effective Date or is otherwise rescinded, withdrawn, or abrogated before a Final Effective Date, then all amounts that have been paid by Stericycle out of the Settlement Fund into Escrow pursuant to Section III.B above that are not necessary to pay Notice and Administrative Costs already incurred shall be returned to Stericycle.

3.The Class Action Settlement Administrator shall use its best efforts to send such Notices to the Class as are described in this Agreement, and as may be ordered by the Court.

B.Components and Cost of Class Notice.

Class Notice will be accomplished through a combination of the Short Form Notices, notice through the Settlement Website, Long Form Notice, and other applicable notice, each of which is described below, as specified in the Preliminary Approval Order and this Agreement and in order to comply with all applicable laws, including but not limited to, Fed. R. Civ. P. 23, the Due Process Clause of the United States Constitution, and any other applicable statute, law or rule.

C.Short Form Notices.

Beginning not later than thirty (30) days after Preliminary Approval, the Class Action Settlement Administrator shall send the Short Form Notices in postcard format, substantially in the form attached hereto as Exhibit 4, by U.S. Mail, proper postage prepaid, to members of the Class identified using Stericycle’s customer transaction database.  In addition, the Class Action Settlement Administrator shall:  (1) re-mail any notices returned by the United States Postal Service with a forwarding address no later than the deadline found in the Preliminary Approval Order and (2) by itself or using one or more address research firms, as soon as practicable following receipt of any returned notices that do not include a forwarding address, research such returned mail for better addresses and promptly mail copies of the applicable notice to any better addresses so found.  The Class Action Settlement Administrator shall complete the mailing of Short Form Notices to class members no later than fifty-one (51) days after Preliminary Approval.

D.Settlement Website.

The Class Action Settlement Administrator shall establish a Settlement Website that will inform Class Members of the terms of this Agreement, their rights, dates and deadlines and related information.  The Settlement Website shall include, in .pdf format, materials agreed upon by the Parties and/or required by the Court.

E.Long Form Notice.  The Long Form Notice shall be in a form substantially similar to the document attached to this Agreement as Exhibit 2.  The Long Form Notice shall be available on the Settlement Website.  The Class Action Settlement Administrator shall send, via first-class mail, the Long Form Notice to those persons who request it in writing or through the toll-free telephone number.

F.Toll-Free Telephone Number.  The Class Action Settlement Administrator shall establish a toll-free telephone number that will provide Settlement-related information to members of the Class.

G.Class Action Fairness Act Notice.  The Class Action Settlement Administrator shall send to each appropriate State and Federal official, the materials specified in 28 U.S.C. § 1715 and otherwise comply with its terms.  The identities of such officials and the content of the materials shall be mutually agreed to by the Parties.

H.Duties of the Class Action Settlement Administrator.

1.The Class Action Settlement Administrator shall be responsible for, without limitation: (a) printing, mailing or arranging for the mailing of the Short Form Notices; (b) handling returned mail not delivered to members of the Class; (c) attempting to obtain updated address information for any Short Form Notices returned without a forwarding address; (d) making any additional mailings required under the terms of this Agreement; (e) responding to requests for Long Form Notice; (f) receiving and maintaining on behalf of the Court any correspondence from members of the Class regarding requests for exclusion and/or objections to the Settlement; (g) forwarding written inquiries to Plaintiffs’ Class Counsel or their designee for a response, if warranted; (h) establishing a post-office box for the receipt of any correspondence; (i) responding to requests from Plaintiffs’ Class Counsel and/or Stericycle’s Counsel; (j) establishing a website and toll-free voice response unit with message capabilities to which Class Members may refer for information about the Actions and the Settlement; (k) fulfilling any escheatment obligations that may arise; (l) consulting on Class Notice; and (m) otherwise implementing and/or assisting with the dissemination of the notice of the Settlement.

2.If the Class Action Settlement Administrator fails to perform adequately on behalf of Stericycle or the Class, the Parties may agree to remove the Class Action Settlement Administrator.  Under such circumstances, no Party shall unreasonably withhold consent to removing the Class Action Settlement Administrator, but this event shall occur only after Stericycle’s Counsel and Plaintiffs’ Class Counsel have attempted to resolve any disputes regarding the retention or dismissal of the Class Action Settlement Administrator in good faith, and, if they are unable to do so, after the matter has been referred to the Court for resolution.

3.Subject to the approval of the Parties, the Class Action Settlement Administrator may retain persons and/or entities necessary to assist in the completion of its responsibilities.

4.Not later than thirty (30) days before the date of the Fairness Hearing, the Class Action Settlement Administrator shall file with the Court a document detailing the scope, method, and results of the notice program along with a list of those persons who have opted out or excluded themselves from the Settlement.

5.The Class Action Settlement Administrator and the Parties shall promptly after receipt provide copies of any requests for exclusion, objections and/or related correspondence to each other.

VI.REQUESTS FOR EXCLUSION

A.Any member of the Class who wishes to be excluded from the Class must mail a written request for exclusion to the Class Action Settlement Administrator at the address provided in the Long Form Notice, postmarked no later than the date ordered by the Court, specifying that he or she wishes to be excluded from the Settlement and otherwise complying with the terms stated in the Long Form Notice and Preliminary Approval Order.  The Class Action Settlement Administrator shall forward copies of any written requests for exclusion to Plaintiffs’ Class Counsel and Stericycle’s Counsel.  A list reflecting all requests for exclusion shall be filed with the Court by the Class Action Settlement Administrator later than thirty (30) days before the date of the Fairness Hearing.  If a potential Class Member files a request for exclusion, he or she may not file an objection under Section VII.  A member of the Class may opt-out on an individual basis only.  So-called “mass” or “class” opt-outs, whether filed by third parties on behalf of a “mass” or “class” of class members or multiple class members where no personal statement has been signed by each and every individual class member, shall not be allowed.

B.Any member of the Class who does not file a timely written request for exclusion as provided in Section VI.A shall be bound by all subsequent proceedings, orders and judgments, including, but not limited to, the Release, Final Order and Final Judgment in the Actions, even if he, she or it has litigation pending or subsequently initiates litigation against Stericycle relating to the claims and transactions released in the Actions.  Stericycle’s Counsel shall provide to the Class Action Settlement Administrator, within twenty (20) days of the entry of the Preliminary Approval Order, a list of all counsel for anyone who has then-pending litigation against Stericycle relating to claims involving the pricing practices at issue and/or otherwise covered by the Release.

C.Any member of the Class who institutes a lawsuit against Stericycle arising out of or relating to the issues raised in the Actions and/or resolved by this Settlement between the time of Preliminary Approval and Final Approval will be considered an Opt-Out.  If that member of the Class agrees to resolve his, her or its dispute through the Alternative Dispute Resolution procedure discussed in Section III.E.5, then he, she or it will no longer be considered an Opt-Out and will be able to participate in the Settlement.

VII.OBJECTIONS TO SETTLEMENT

A.Any Class Member who has not filed a timely written request for exclusion and who wishes to object to the fairness, reasonableness, or adequacy of this Agreement or the proposed Settlement, the award of Attorneys’ Fees and Expenses or the individual awards to the Plaintiffs must deliver to Plaintiffs’ Class Counsel and to Stericycle’s Counsel and file with the Court on a date ordered by the Court a written statement of his or her objections.  Any such objection shall include the specific reason(s), if any, for the objection, including any legal support the Class Member wishes to bring to the Court’s attention, any evidence or other information the Class Member wishes to introduce in support of the objections, a statement of whether the Class Member intends to appear and argue at the Fairness Hearing, and the Class Member(s) and all Service Locations to which the objection applies.  Class Members may do so either on their own or through an attorney retained at their own expense.

B.Any Class Member who files and serves a written objection, as described in the preceding Section VII, may appear at the Fairness Hearing, either in person or through personal counsel hired at the Class Member’s expense, to object to the fairness, reasonableness, or adequacy of this Agreement or the proposed Settlement, or to the award of Attorneys’ Fees and Expenses or the Service Awards to Plaintiffs.  Class Members or their attorneys who intend to make an appearance at the Fairness Hearing must deliver a notice of intention to appear to one of Plaintiffs’ Class Counsel identified in the Class Notice and to Stericycle’s Counsel, and file said notice with the Court, on a date ordered by the Court.

C.Any Class Member who fails to comply with the provisions of Sections VI or VII above shall waive and forfeit any and all rights he or she may have to appear separately and/or to object, and shall be bound by all the terms of this Agreement and by all proceedings, orders and judgments, including, but not limited to, the Release, the Final Order and the Final Judgment in the Actions.  The exclusive means for any challenge to this Settlement shall be through the provisions of this Section.  Without limiting the foregoing, any challenge to the Settlement, Final Approval Order or Final Judgment shall be pursuant to appeal under the Federal Rules of Appellate Procedure and not through a collateral attack.

D.Any Class Member who objects to the Settlement shall be entitled to all of the benefits of the Settlement if this Agreement and the terms contained herein are approved, as long as the objecting Class Member complies with all requirements of this Agreement applicable to Class Members.

VIII.RELEASE AND WAIVER

A.The Parties agree to the following release and waiver, which shall take effect upon entry of the Final Order and Final Judgment.

B.In consideration of the Settlement, Plaintiffs and each Class Member, on behalf of themselves and any other legal or natural persons who may claim by, through or under them, agree to fully, finally and forever release, relinquish, acquit, discharge and hold harmless the Released Parties from any and all claims, demands, suits, petitions, liabilities, causes of action, rights, and damages of any kind and/or type regarding the subject matter of the Actions, including, but not limited to, compensatory, exemplary, punitive, expert and/or attorneys’ fees or by multipliers, whether past, present, or future, mature, or not yet mature, known or unknown, suspected or unsuspected, contingent or non-contingent, derivative or direct, asserted or un-asserted, whether based on federal, state or local law, statute, ordinance, regulation, code, contract, common law, or any other source, or any claim of any kind related arising from, related to, connected with, and/or in any way involving the Actions, Stericycle’s practice or alleged practice of imposing Automated Price Increases relating to the collection and disposal of waste during the Class Period, Stericycle’s imposition of surcharges and/or fees during the Class Period, in any manner that are, or could have been, defined, alleged or described in the SACC, the Actions or any amendments of the Actions.

C.Notwithstanding the foregoing, Plaintiffs and Class Members are not releasing claims relating to Stericycle’s performance of the obligations imposed upon it by virtue of this Agreement, or its compliance with the terms of this Agreement.

D.The Final Order and Final Judgment will reflect these terms.

E.Plaintiffs and Class Members expressly agree that this Release, the Final Order, and/or the Final Judgment is, will be, and may be raised as a complete defense to, and will preclude any action or proceeding encompassed by, this Release.

F.Plaintiffs and Class Members shall not now or hereafter institute, maintain, prosecute, assert, and/or cooperate in the institution, commencement, filing, or prosecution of any suit, action, and/or proceeding, against the Released Parties, either directly or indirectly, on their own behalf, on behalf of a class or on behalf of any other person or entity with respect to the claims, causes of action and/or any other matters released through this Settlement.

G.In connection with this Agreement, Plaintiffs and Class Members acknowledge that they may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those that they now know or believe to be true concerning the subject matter of the Actions and/or the Release herein.  Nevertheless, it is the intention of Plaintiffs’ Class Counsel and Class Members in executing this Agreement fully, finally and forever to settle, release, discharge, and hold harmless all such matters, and all claims relating thereto which exist, hereafter may exist, or might have existed (whether or not previously or currently asserted in any action or proceeding) with respect to the Actions, except as otherwise stated in this Agreement.

H.Plaintiffs expressly understand and acknowledge, and all Plaintiffs and Class Members will be deemed by the Final Order and Final Judgment to acknowledge and waive Section 1542 of the Civil Code of the State of California, which provides that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Plaintiffs and Class Members expressly waive and relinquish any and all rights and benefits that they may have under, or that may be conferred upon them by, the provisions of Section 1542 of the California Civil Code, or any other law of any state or territory that is similar, comparable or equivalent to Section 1542, to the fullest extent they may lawfully waive such rights.

I.Plaintiffs represent and warrant that they are the sole and exclusive owners of all claims that they are releasing under this Agreement.  Plaintiffs further acknowledge that they have not assigned, pledged, or in any manner whatsoever, sold, transferred, assigned or encumbered any right, title, interest or claim arising out of or in any way whatsoever pertaining to the Actions, including without limitation, any claim for benefits, proceeds or value under the Actions and that Plaintiffs are not aware of anyone other than themselves claiming any interest, in whole or in part, in the Actions or in any benefits, proceeds or values under the Actions.  Class Members receiving payments from the Settlement Fund shall, by cashing the payment check, represent and warrant therein that they are the sole and exclusive owner of all claims that they are releasing under the Settlement and that they have not assigned, pledged, or in any manner whatsoever, sold, transferred, assigned or encumbered any right, title, interest or claim arising out of or in any way whatsoever pertaining to the Actions, including without limitation, any claim for benefits, proceeds or value under the Actions, and that such Class Member(s) are not aware of anyone other than themselves claiming any interest, in whole or in part, in the Actions or in any benefits, proceeds or values under the Actions.

J.Without in any way limiting its scope, and, except to the extent otherwise specified in the Agreement, this Release covers by example and without limitation, any and all claims for attorneys’ fees, attorneys’ liens, costs, expert fees, or consultant fees, interest, or litigation fees, costs or any other fees, costs, and/or disbursements incurred by any attorneys,

Plaintiffs’ Class Counsel, Plaintiffs or Class Members who claim to have assisted in conferring the benefits under this Settlement upon the Class.

K.In consideration for the Settlement, Stericycle and its past or present officers, directors, employees, agents, attorneys, predecessors, successors, affiliates, subsidiaries, divisions, and assigns shall be deemed to have, and by operation of the Final Approval Order shall have, released Plaintiffs’ Class Counsel and each current and former Plaintiffs from any and all causes of action that were or could have been asserted pertaining solely to the conduct in filing and prosecuting the litigation or in settling the Action.

L.Plaintiffs, Plaintiffs’ Class Counsel and any other attorneys who receive attorneys’ fees and costs from this Settlement acknowledge that they have conducted sufficient independent investigation and discovery to enter into this Settlement Agreement and, by executing this Settlement Agreement, state that they have not relied upon any statements or representations made by the Released Parties or any person or entity representing the Released Parties, other than as set forth in this Settlement Agreement.

M.The Parties specifically understand that there may be further pleadings, discovery requests and responses, testimony, or other matters or materials owed by the Parties pursuant to existing pleading requirements, discovery requests, or pretrial rules, procedures, or orders, and that, by entering into this Agreement, the Parties expressly waive any right to receive, hear, or inspect such pleadings, testimony, discovery, or other matters or materials.

N.Nothing in this Release shall preclude any action to enforce the terms of the Agreement, including participation in any of the processes detailed herein.

O.Plaintiffs and Plaintiffs’ Class Counsel hereby agree and acknowledge that the provisions of this Release together constitute an essential and material term of the Agreement and shall be included in any Final Order and Final Judgment entered by the Court.

IX.PRELIMINARY APPROVAL ORDER, FINAL ORDER, FINAL
JUDGMENT AND RELATED ORDERS

A.The Parties shall seek from the Court, within fourteen (14) days after the execution of this Agreement, a Preliminary Approval Order.  The Preliminary Approval Order shall, among other things:

1.Preliminarily approve the Settlement;

2.Require the dissemination of the Notice and the taking of all necessary and appropriate steps to accomplish this task;

3.Determine that the Class Notice complies with all legal requirements, including, but not limited to, Fed. R. Civ. P. 23 and the Due Process Clause of the United States Constitution;

4.Schedule a date and time for a Fairness Hearing to determine whether the Settlement should be finally approved by the Court;

5.Require that members of the Class who wish to exclude themselves to submit an appropriate and timely written request for exclusion as directed in this Agreement and Long Form Notice and that a failure to do so shall bind those Class Members who remain in the Class;

6.Require Class Members who wish to appear to object to this Agreement to submit an appropriate and timely written statement as directed in the Agreement and Long Form Notice;

7.Require attorneys representing Class Members, at the Class Members’ expense, to file a notice of appearance as directed in this Agreement and Long Form Notice;

8.Issue a preliminary injunction and stay all other Actions in the MDL pending final approval by the Court;

9.Issue a preliminary injunction enjoining potential Class Members, pending the Court’s determination of whether the Settlement should be given final approval, from challenging in any action or proceeding any matter covered by this Settlement, except for proceedings in this Court to determine whether the Settlement will be given final approval;

10.Appoint the Class Action Settlement Administrator;

11.Authorize Stericycle to take all necessary and appropriate steps to establish the means necessary to implement the Agreement; and

12.Issue other related orders to effectuate the preliminary approval of the Agreement.

B.After the Fairness Hearing, the Parties shall seek to obtain from the Court a Final Order and Final Judgment.  The Final Order and Final Judgment shall, among other things:

1.Find that the Court has personal jurisdiction over all Plaintiffs and Class Members, that the Court has subject matter jurisdiction over the claims asserted in the SACC and the Actions, and that venue is proper;

2.Finally approve the Agreement and Settlement, pursuant to Fed. R. Civ. P. 23;

3.Finally certify the Class for settlement purposes only;

4.Find that the notice and the notice dissemination methodology complied with all laws, including, but not limited to, Fed. R. Civ. P. 23 and the Due Process Clause of the United States Constitution;

5.Dismiss the Actions, including the Actions listed on Exhibit 1, with prejudice and without costs (except as provided for herein as to costs);

6.Incorporate the Release set forth in the Agreement and make the Release effective as of the date of the Final Order and Final Judgment;

7.Issue a permanent injunction enjoining Class Members from challenging in any action or proceeding any matter covered by this Settlement;

8.Authorize the Parties to implement the terms of the Agreement;

9.Retain jurisdiction relating to the administration, consummation, enforcement, and interpretation of the Agreement, the Final Order and Final Judgment, and for any other necessary purpose; and

10.Issue related Orders to effectuate the final approval of the Agreement and its implementation.

X.MODIFICATION OR TERMINATION OF THIS AGREEMENT

A.Within fifteen (15) days after the occurrence of any of the following events and upon written notice to counsel for all Parties, a Party shall have the right to withdraw from the Settlement and terminate this Agreement:

1.If the Court fails to approve the Agreement as written or if on appeal the Court’s approval is reversed or modified;

2.If the Court materially alters any of the terms of the Agreement, except that a reduction in an award of Attorneys’ Fees and Expenses or Plaintiffs’ Service Awards shall not be deemed to be a material alteration; or

3.If the Preliminary Approval Order or the Final Order and Judgment is not entered by the Court or is reversed or modified on appeal, or otherwise fails for any reason.  In the event of a withdrawal pursuant to this Paragraph, any certification of a Class for purposes of settlement will be vacated, without prejudice to any Party’s position on the issue of class certification and the amenability of the claims asserted in the Litigation to class treatment, and the Parties shall be restored to their litigation position existing immediately before the execution of this Agreement.

B.If members of the Class properly and timely submit requests for exclusion from the Class as set forth in Section VI, thereby becoming Opt-Outs, and are in a number more than the confidential number submitted to the Court by the Parties under seal at the time of filing the Motion For Preliminary Approval, then at its sole election, Stericycle may withdraw from the Settlement and terminate this Agreement.  In that event, all of Stericycle’s obligations under this Agreement shall cease to be of any force and effect, and the Parties shall be restored to their litigation position existing immediately before the execution of this Agreement.  In order to elect to withdraw from the Settlement and terminate this Agreement on the basis set forth in this Paragraph, Stericycle must notify Class Counsel in writing of its election to do so within ten business days after the Opt-Out List has been served on the Parties.  In the event that Stericycle exercises such right, Class Counsel shall have twenty (20) business days or such longer period as agreed to by the Parties to address the concerns of the Opt-Outs.  If through such efforts the total number of members of the Opt-Out List subsequently becomes and remains fewer than the number of Class Members submitted to the Court under seal at the time of filing the Motion For Preliminary Approval, Stericycle shall withdraw its election to withdraw from the Settlement and terminate the Agreement.  In no event, however, shall Stericycle have any further obligation under this Agreement to any Opt-Out unless such Class Member withdraws his/her request for exclusion.  For purposes of this Paragraph, Opt-Outs shall not include (1) persons who are specifically excluded from the Class; (2) Class Members who elect to withdraw their request for exclusion and (3) Opt-Outs who agree to sign an undertaking that they will not pursue an individual claim, class claim or any other claim that would otherwise be a Released Claim as defined in this Agreement.

C.In the event of withdrawal by Stericycle in accordance with the terms set forth in Section X.A. and X.B. above, the Agreement shall be null and void, shall have no further force and effect with respect to any Party in the Action and shall not be offered in evidence or used in any litigation for any purpose, including the existence, certification or maintenance of any proposed or existing class or the amenability of these or similar claims to class treatment.  In the event of such withdrawal, this Agreement and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to Stericycle, the Plaintiffs and the Class Members and shall not be deemed or construed to be an admission or confession in any way by any Party of any fact, matter or proposition of law and shall not be used in any manner for any purpose, and the Parties to the Action shall stand in the same position as if this Agreement had not been negotiated, made or filed with the Court.

XI.GENERAL MATTERS AND RESERVATIONS

A.Stericycle has denied and continues to deny each and all of the claims and contentions alleged in the Actions and has denied and continues to deny that it has committed any violation of law or engaged in any wrongful act that was alleged or that could have been alleged in the Actions.  Stericycle believes that it has valid and complete defenses to the claims asserted against it in the Actions and denies that it committed any violations of law, engaged in any unlawful act or conduct or that there is any basis for liability for any of the claims that have been, are or might have been alleged in the Actions.  Without in any way limiting the scope of this denial, Stericycle denies that its pricing practices were, are or have been in violation of its contracts with any customers or with the laws of any state.  Nonetheless, Stericycle has concluded that it is desirable that the Actions be fully and finally settled in the matter and upon the terms and conditions set forth in this Agreement.

B.The obligation of the Parties to conclude the proposed Settlement is and shall be contingent upon each of the following:

1.Entry by the Court of the Final Order and Final Judgment approving the Settlement, from which the time to appeal has expired or which has remained unmodified after any appeal(s); and

2.Any other conditions stated in this Agreement.

C.The Parties and their counsel agree to keep the existence and contents of this Agreement confidential until the date on which the Motion for Preliminary Approval is filed; provided, however, that this Section shall not prevent (1) Stericycle from disclosing such information, prior to the date on which the Motion for Preliminary Approval is filed, to state and federal agencies, independent accountants, actuaries, advisors, financial analysts, insurers or attorneys; (2) Stericycle from disclosing such information based on the substance of this Agreement; and/or (3) the Parties and their counsel from disclosing such information to persons or entities (such as experts, courts, co-counsel, and/or administrators) to whom the Parties agree disclosure must be made in order to effectuate the terms and conditions of this Agreement.

D.Plaintiffs and Plaintiffs’ Class Counsel agree that the confidential information made available to them solely through the settlement process was made available, as agreed to, on the condition that neither Plaintiffs nor their counsel may disclose it to third parties (other than experts or consultants retained by Plaintiffs in connection with the Actions); that it not be the subject of public comment; that it not be used by Plaintiffs or Plaintiffs’ Class Counsel in any way in this litigation or otherwise should the Settlement not be achieved, and that it is to be returned if a Settlement is not concluded; provided, however, that nothing contained herein shall prohibit Plaintiffs from seeking such information through formal discovery if not previously requested through formal discovery or from referring to the existence of such information in connection with the Settlement of the Actions.

E.Information provided by Stericycle or Stericycle’s Counsel to Plaintiffs, Plaintiffs’ Class Counsel, any individual Class Member, counsel for any individual Class Member and/or administrators, pursuant to the negotiation and implementation of this Agreement, includes trade secrets and highly confidential and proprietary business information and shall be deemed “Highly Confidential” pursuant to the protective orders that have been or will be entered in the Actions, and shall be subject to all of the provisions thereof.  Any materials inadvertently produced shall, upon Stericycle’s request, be promptly returned to Stericycle’s Counsel, and there shall be no implied or express waiver of any privileges, rights and defenses.

F.Within ninety (90) days after the Final Effective Date (unless the time is extended by agreement of the Parties), Plaintiffs’ Class Counsel and any expert or other consultant employed by them in such capacity or any other individual with access to documents provided by Stericycle and/or its Counsel, to Plaintiffs’ Class Counsel shall either:  (1) return to Stericycle’s Counsel all such documents and materials (and all copies of such documents in whatever form made or maintained) produced during the settlement process by Stericycle and/or its Counsel, and any and all handwritten notes summarizing, describing or referring to such documents; or (2) certify to Stericycle’s Counsel that all such documents and materials (and all copies of such documents in whatever form made or maintained) and any and all handwritten notes summarizing, describing or referring to such documents have been destroyed, provided, however, that this Section shall not apply to any documents made part of the record in connection with a Claim, nor to any documents made part of a Court filing, nor to Plaintiffs’ Class Counsel’s work product.

G.Six (6) months after the distribution of the settlement funds to Class Members, the Class Action Settlement Administrator shall return or destroy all documents and materials to Stericycle and/or its Counsel and/or Plaintiffs’ Class Counsel that produced the documents and materials, except that it shall not destroy any and all information and/or documentation submitted by Class Members.  Nothing in this Agreement shall affect any confidentiality order or protective order in the Action.

H.Stericycle’s execution of this Agreement shall not be construed to release – and Stericycle expressly does not intend to release – any claim Stericycle may have or make against any insurer for any cost or expense incurred in connection with this Settlement, including, without limitation, for attorneys’ fees and costs.

I.Plaintiffs’ Class Counsel represent that:  (1) they are authorized by the Plaintiffs to enter into this Agreement with respect to the claims in these Actions; and (2) they are seeking to protect the interests of the Class.

J.Plaintiffs’ Class Counsel further represent that the Plaintiffs: (1) have agreed to serve as representatives of the Class proposed to be certified herein; (2) are willing, able, and ready to perform all of the duties and obligations of representatives of the Class, including, but not limited to, being involved in discovery and fact finding; (3) have read the pleadings in the Actions, including the SACC, or have had the contents of such pleadings described to them; (4) are familiar with the results of the fact-finding undertaken by Plaintiffs’ Class Counsel; (5) have been kept apprised of settlement negotiations among the Parties, and have either read this Agreement, including the exhibits annexed hereto, or have received a detailed description of it from Plaintiffs’ Class Counsel and they have agreed to its terms; (6) have consulted with Plaintiffs’ Class Counsel about the Actions and this Agreement and the obligations imposed on representatives of the Class; (7) have authorized Plaintiffs’ Class Counsel to execute this

Agreement on their behalf; and (8) shall remain and serve as representatives of the Class until the terms of this Agreement are effectuated, this Agreement is terminated in accordance with its terms, or the Court at any time determines that said Plaintiffs cannot represent the Class.

K.The Parties acknowledge and agree that no opinion concerning the tax consequences of the proposed Settlement to Class Members is given or will be given by the Parties nor are any representations or warranties in this regard made by virtue of this Agreement.  Each Class Member’s tax obligations, and the determination thereof, are the sole responsibility of the Class Member, and it is understood that the tax consequences may vary depending on the particular circumstances of each individual Class Member.

L.Stericycle represents and warrants that the individual(s) executing this Agreement is authorized to enter into this Agreement on behalf of Stericycle.

M.This Agreement, complete with its exhibits, sets forth the sole and entire agreement among the Parties with respect to its subject matter, and it may not be altered, amended, or modified except by written instrument executed by Plaintiffs’ Class Counsel and Stericycle’s Counsel.  The Parties expressly acknowledge that no other agreements, arrangements or understandings not expressed in this Agreement exist among or between them and that in deciding to enter into this Agreement, they rely solely upon their judgment and knowledge.  This Agreement supersedes any prior agreements, understandings, or undertakings (written or oral) by and between the Parties regarding the subject matter of this Agreement.

N.This Agreement and any amendments thereto shall be governed by and interpreted according to the law of the State of Illinois notwithstanding its conflict of law provisions.

O.Any disagreement and/or action to enforce this Agreement shall be commenced and maintained only in the United States District Court for the Northern District of Illinois.

P.Plaintiffs, Plaintiffs’ Class Counsel and all other counsel of record for Plaintiffs and Stericycle’s Counsel hereby agree not to issue any press releases regarding this Settlement or publicize it in any way and further agree not to engage in any communications with the media or the press, on the internet, or in any public forum, orally or in writing, that relate to this Settlement or the Litigation other than statements that are fully consistent with the Class Notice.

Q.Whenever this Agreement requires or contemplates that one of the Parties shall or may give notice to the other, notice shall be provided by e-mail and/or next-day (excluding Saturdays, Sundays and Federal Holidays) express delivery service as follows:

1.If to Stericycle, then to:

Mark S. Mester, Esq.
Kathleen P. Lally, Esq.
Latham & Watkins LLP
330 North Wabash Avenue, Suite 2800
Chicago, Illinois 60611
Telephone:  312-876-7700
Facsimile:  312-993-9767

Stericycle, Inc.
Attn. General Counsel
28161 N Keith Drive
Lake Forest, Illinois 60045
Telephone:  847-367-5910

If to Plaintiffs, then to:

Steve W. Berman, Esq.

Garth D. Wojtanowicz, Esq.
Hagens Berman Sobol Shapiro LLP
1918 Eighth Avenue, Suite 3300
Seattle, Washington  98101
Telephone:  206-623-7292
Facsimile:  206-623-0594

R.All time periods set forth herein shall be computed in calendar days unless otherwise expressly provided.  In computing any period of time prescribed or allowed by this

Agreement or by order of the Court, the day of the act, event, or default from which the designated period of time begins to run shall not be included.  The last day of the period so computed shall be included, unless it is a Saturday, a Sunday or a Federal Holiday, or, when the act to be done is the filing of a paper in court, a day on which weather or other conditions have made the office of the clerk of the court inaccessible, in which event the period shall run until the end of the next day that is not one of the aforementioned days.  As used in this Section, “Federal Holiday” includes New Year’s Day, Birthday of Martin Luther King, Jr., Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Patriot’s Day, Thanksgiving Day, Christmas Day, and any other day appointed as a holiday by the President, the Congress of the United States or the Clerk of the United States District Court for the Northern District of Illinois.

S.The Parties reserve the right, subject to the Court’s approval, to agree to any reasonable extensions of time that might be necessary to carry out any of the provisions of this Agreement.

T.The Class, Plaintiffs, Plaintiffs’ Class Counsel, Stericycle and/or Stericycle’s Counsel shall not be deemed to be the drafter of this Agreement or of any particular provision, nor shall they argue that any particular provision should be construed against its drafter.  All Parties agree that this Agreement was drafted by counsel for the Parties during extensive arm’s length negotiations.  No parol or other evidence may be offered to explain, construe, contradict, or clarify its terms, the intent of the Parties or their counsel, or the circumstances under which this Agreement was made or executed.

U.The Parties expressly acknowledge and agree that this Agreement and its exhibits, along with all related drafts, motions, pleadings, conversations, negotiations, and correspondence, constitute an offer of compromise and a compromise within the meaning of Federal Rule of Evidence 408 and any equivalent rule of evidence in any state.  In no event shall this Agreement, any of its provisions or any negotiations, statements or court proceedings relating to its provisions in any way be construed as, offered as, received as, used as, or deemed to be evidence of any kind in the Actions, any other action, or in any judicial, administrative, regulatory or other proceeding, except in a proceeding to enforce this Agreement or the rights of the Parties or their counsel.  Without limiting the foregoing, neither this Agreement nor any related negotiations, statements, or court proceedings shall be construed as, offered as, received as, used as or deemed to be evidence or an admission or concession of any liability or wrongdoing whatsoever on the part of any person or entity, including, but not limited to, the Released Parties, Plaintiffs, or the Class or as a waiver by the Released Parties, Plaintiffs or the Class of any applicable privileges, claims or defenses.

V.Plaintiffs expressly affirm that the allegations contained in the SACC were made in good faith, but consider it desirable for the Actions to be settled and dismissed because of the substantial benefits that the proposed settlement will provide to Class Members.

W.The Parties, their successors and assigns, and their counsel undertake to implement the terms of this Agreement in good faith, and to use good faith in resolving any disputes that may arise in the implementation of the terms of this Agreement.

X.The waiver by one Party of any breach of this Agreement by another Party shall not be deemed a waiver of any prior or subsequent breach of this Agreement.

Y.If one Party to this Agreement considers another Party to be in breach of its obligations under this Agreement, that Party must provide the breaching Party with written notice of the alleged breach and provide a reasonable opportunity to cure the breach before taking any action to enforce any rights under this Agreement.

Z.The Parties, their successors and assigns, and their counsel agree to cooperate fully with one another in seeking Court approval of this Agreement and to use their best efforts to effect the prompt consummation of this Agreement and the proposed Settlement.

AA.This Agreement may be signed with a facsimile signature and in counterparts, each of which shall constitute a duplicate original.

BB.In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision if Stericycle, on behalf of Defendants, and Plaintiffs’ Class Counsel, on behalf of Plaintiffs and Class Members, mutually agree in writing to proceed as if such invalid, illegal, or unenforceable provision had never been included in this Agreement.  Any such agreement shall be reviewed and approved by the Court before it becomes effective.

Agreed to on the date indicated below.

APPROVED AND AGREED TO BY:

BY: Steve W. Berman Steve w. Berman Hagens Berman Sobol Shapiro LLP plaintiffs’ class counsel	DATE: October 13, 2017

BY: Mark S. Mester MARK S. MESTER LATHAM & WATKINS LLP STERICYCLE COUNSEL	DATE: October 17, 2017
BY: Kurt M. Rogers STERICYCLE. INC. DEFENDANT	DATE: October 17, 2017
BY: Eric M. Davis, DVM, DAVDC LYNDON VETERINARY CLINIC, PLLC PLAINTIFF AND CLASS REPRESENTATIVE	DATE: October 13, 2017
BY: Philip Cotter RESEARCHDX, LLC PLAINTIFF AND CLASS REPRESENTATIVE	DATE: October 13, 2017
BY: Dr. Thomas J. Cammilleri GREATER HAMPSTEAD FAMILY MEDICINE, PC. PLAINTIFF AND CLASS REPRESENTATIVE	DATE: October 17, 2017
BY: Joseph G. Sauder JOSEPH G. SAUDER MCCUNE WRIGHT AREVALO LLP COUNSEL TO COCHRANTAN VETERINARY HOSPITAL, AMORES DENTAL CARE, MCMACKIN & ZIMNOCH, P.C., AND MADISON AVENUE PROFESSIONAL BUILDING	DATE: October 14, 2017
BY: Larry E. Spencer COCHRANTON VETERINARY HOSPITAL PLAINTIFF AND CLASS REPRESENTATIVE	DATE: October 14, 2017
BY: Dennis Amores AMORES DENTAL CARE PLAINTIFF AND CLASS REPRESENTATIVE	DATE: October 14, 2017

BY: David Svatos MCMACKIN & ZIMNOCH, P.C. PLAINTIFF AND CLASS REPRESENTATIVE	DATE: October 13, 2017
BY: Robyn Tiomico MADISON AVENUE PROFESSIONAL BUILDING PLAINTIFF AND CLASS REPRESENTATIVE	DATE: October 16, 2017

EXHIBIT 1

LIST OF PENDING CASES TRANSFERRED TO THE

NORTHERN DISTRICT OF ILLINOIS

Case	N.D. Ill. Case No.	Date of Transfer
Sassan Alavi, M.D. v. Stericycle, Inc. et al. (S.D. Cal. No. 13-cv-00880)	13-cv-05797	8/6/2013
Lyndon Veterinary Clinic, PLLC v. Stericycle, Inc. (N.D. Ill. No. 13-cv-02499)	13-cv-02499	8/6/2013
Cochranton Veterinary Hospital v. Stericycle, Inc. (W.D. Pa. No. 13-cv-00071)	13-cv-05799	8/6/2013
Brucker, M.D., P.C. v. Stericycle, Inc. (S.D. Cal. No. 13-cv-01714)	13-cv-05898	8/19/2013
Hair Restoration Center of Utah v. Stericycle (D. Utah No. 13-cv-00792)	13-cv-06370	9/6/2013
Manhattan Nursing and Rehabilitation Center, LLC v. Stericycle, Inc. (S.D. Miss. No. 14-cv-00275)	14-cv-02747	4/16/2014
Kingman Kidney Clinic, Inc. et al. v. Stericycle, Inc. (E.D.N.Y. No. 14-cv-04890)	14-cv-07154	9/15/2014
Mazur, DPM et al. v. Stericycle, Inc. (M.D.N.C. No. 15-cv-00224)	15-cv-02898	4/1/2015
Bay Area Surgical Management, LLC et al. v. Stericycle, Inc. (N.D. Cal. No. 14-cv-05364)	15-cv-02971	4/3/2015
David W. Mermilliod, DDS, LLC et al. v. Stericycle, Inc. (E.D. La. No. 15-cv-01563)	15-cv-04611	5/27/2015
Fred M. Fauvre v. Stericycle, Inc. (C.D. Cal. No. 15-cv-08414)	15-cv-10285	11/13/2015
Frenchman v. Stericycle, Inc. (M.D. Tenn. No. 16-cv-00224)	16-cv-02883	3/7/2016
Plastic Surgery Center of St. Joseph, Inc. et al. v. Stericycle, Inc. et al. (W.D. Mo. No. 16-cv-06026)	16-cv-03595	3/25/2016
Tiger Clinic, Inc. v. Stericycle, Inc. et al. (N.D. Ga. No. 16-cv-00049)	16-cv-03781	3/29/2016
Surgical Specialists of Alabama, P.C. et al. v. Stericycle, Inc. et al. (N.D. Ala. No. 16-cv-00459)	16-cv-04142	4/8/2016
Murray I. Wellner, M.D., P.C. et al. v. Stericycle, Inc. (D. Conn. No. 16-cv-00657)	16-cv-05320	5/18/2016
Comprehensive Outpatient Surgery Center, LP v. Stericycle, Inc. et al. (C.D. Cal. No. 16-cv-03144)	16-cv-05512	5/24/2016
Palm Beach Diabetes and Endocrine Specialists, P.A. v. Stericycle, Inc. (S.D. Fla. No. 17-cv-80074)	17-cv-00955	2/3/2017
Community Action Organization of Erie County, Inc. v. Stericycle, Inc. et al. (W.D.N.Y. No. 17-cv-00194)	17-cv-02093	3/16/2017
Shady Grove Dental Center, LLC v. Stericycle, Inc. (D. Md. No. 17-cv-00999)	17-cv-03066	4/24/2017

EXHIBIT 2

Authorized by the U.S. District Court for the Northern District of Illinois

Notice of Proposed Settlement of Class Action Involving Stericycle, Inc.

A. Basic Information

1.  What is this Notice about?

A Court authorized this Notice because you may have a right to know about a proposed Settlement of a class action lawsuit and about all of your options and associated deadlines before the Court decides whether to give final approval to the Settlement.  The name of the lawsuit is In re: Stericycle, Inc., Steri-Safe Contract Litigation, Case No. 13-C-5795, MDL No. 2455.  The defendant is Stericycle, Inc. (“Stericycle”).  This Notice explains the lawsuit, the Settlement, and your legal rights.  You are NOT being sued.  The Court still has to decide whether to finally approve the Settlement.  Payments and other benefits will be distributed only if the Court finally approves the Settlement and after any appeals are resolved in favor of the Settlement.  Please be patient and check the website identified in this Notice regularly.  Please do not contact Stericycle as the Court has ordered that all questions be directed to the Class Action Settlement Administrator.

Your legal rights may be affected even if you do not act.
Please read this Notice carefully.

YOUR RIGHTS AND CHOICES

YOU MAY:		DUE DATE
Do Nothing

You are not required to file a claim in order to receive the benefits of this Settlement, including a share of the Settlement Fund.  If the Court approves the Settlement and you are a member of the Class, the Class Action Settlement Administrator will mail a check to you for your share of the Settlement Fund.  If you do nothing, you give up the right to sue Stericycle about the issues in the lawsuit and you waive your right to object to the Settlement.

[date(s)]
Object	Write to the Court about why you don’t like the proposed Settlement.	[date]
Exclude Yourself/ Opt Out

Ask to get out (opt out) of the proposed Settlement.  If you do this, you are not entitled to certain Settlement benefits, including a share of the Settlement Fund, but you keep your right to sue Stericycle about the issues in the lawsuit.

[date]

Questions?  Call toll free [number] or visit www.[website]
Please Do Not call the Judge or the Clerk of Court

Appear in the Lawsuit or Attend the fairness Hearing

You are not required to enter an appearance in the lawsuit in order to participate in the proposed Settlement, but you may enter an appearance on your own or through your own lawyer in addition to filing an objection if you do not opt out.  You can also ask to speak in Court at the Fairness Hearing about the proposed

Settlement.

[Appearance deadline - date] [Fairness Hearing date and time]

2.  What is the lawsuit about?

The class action lawsuit claims that Stericycle engaged in a practice of imposing Automated Price Increases in violation of the contracts between Stericycle and certain of its Small Quantity (SQ) medical waste customers and engaged in unfair and deceptive acts or practices by misrepresenting or concealing material facts from its customers regarding its pricing practices.  As a result, the lawsuit pursues claims for breach of contract and violations of various state consumer protection statutes, among other claims.  You can read the Second Amended Consolidated Complaint by visiting www.[website].  Stericycle denies that it has violated any law, denies that it engaged in any wrongdoing, and denies that its pricing practices violated contracts between it and its customers.  The parties agreed to resolve these matters before these issues were decided by the Court.

3.  What customers are included in the Settlement?

The Court has certified a class of Stericycle customers that includes:

All persons and entities that, between March 8, 2003 through [the date of Preliminary Approval] resided in the United States (except Washington and Alaska), were identified by Stericycle as a “Small Quantity” or “SQ” customer, and were charged and paid more than their Contractually Agreed Price for Stericycle’s medical waste disposal goods and services.  Excluded from the class are governmental entities whose claims were asserted and resolved in United States ex rel. Perez v. Stericycle Inc. and any entities that have previously settled similar claims with Stericycle and released those claims.

Small Quantity medical waste customers generally include most small and medium-sized businesses, but generally do not include large hospitals or similarly large business entities that used Stericycle’s services.  If you received a notice from the Class Action Settlement Administrator (“Administrator”), then you have been identified as a likely member of the Class through Stericyle’s business records.  If you have questions regarding whether you or your business is a member of the Class, you can learn more by visiting [WEBSITE] or by calling [NUMBER].

4.  Why is this a class action?

In a class action, people called “class representatives” sue on behalf of other people who have similar claims.  All of these people together are the “Class” or “Class Members” if the Court approves this procedure.  Then, that Court resolves the issues for all Class Members, except for those who exclude themselves from (opt out of) the Class.

5.  Why is there a Settlement?

Both sides in the lawsuit agreed to a Settlement to avoid the cost and risk of further litigation, including a potential trial, and so that the Class Members can get benefits, in exchange for releasing Stericycle from liability.  The Settlement does not mean that Stericycle broke any laws and/or did anything wrong, and the Court did not decide which side was right.  The Settlement here has been preliminarily approved by the Court, which authorized the issuance of this Notice.  The Class Representatives and the lawyers

Questions?  Call toll free [number] or visit www.[website]
Please Do Not call the Judge or the Clerk of Court

representing them (called “Plaintiffs’ Class Counsel”) believe that the Settlement is in the best interests of all Class Members.

The essential terms of the Settlement are summarized in this Notice.  The Settlement Agreement along with all exhibits and addenda sets forth in greater detail the rights and obligations of the parties.  If there is any conflict between this Notice and the Settlement Agreement, the Settlement Agreement governs.

B. Who is in the Settlement?

To see if you are affected or if you can get money or benefits, you first have to determine whether you are a Class Member.

6.  How do I know if I am part of the Settlement?

You are part of the Settlement if you are a person (including business entities) that, between March 8, 2003 through [DATE] resided in the United States (except Washington and Alaska), were identified by Stericycle as “Small Quantity” or “SQ” customer, and were charged and paid more than the Contractually Agreed Price for Stericycle’s medical waste disposal goods and services.  Excluded from the class are governmental entities whose claims were asserted and resolved in United States ex rel. Perez v. Stericycle Inc. and any entities that have previously settled similar claims with Stericycle and released those claims.

If you received a notice from the Administrator or Plaintiffs’ Class Counsel, then you have been identified as a likely Class Member.  If you did not receive a notice but believe you should be included in the class, or if your address has changed, you may contact the Administrator at [NUMBER], or [WEBSITE].

7.  I’m still not sure if I’m included in the Settlement.

If you are not sure whether you are included in the Class, you may call [toll free number of Administrator].  Please do not contact Stericycle, the Court, or Court staff, as the Court has ordered that all questions be directed to the Administrator.

C. The Settlement benefits—What You Get and How to Get It

8.  What does the Settlement provide?

Stericycle has agreed to pay $295,000,000 into a Settlement Fund.  The Settlement Fund will be used to pay members of the Class, all Settlement related costs, including the cost of notice, and to pay the expenses of litigation and class counsel attorneys’ fees, as may be approved by the Court.

If you are a Class Member, the amount you are eligible to receive depends on several factors, including, among other things, the amount by which your prices were increased due to the pricing practice alleged in this Action, and whether you received any discounts or price concessions from Stericycle during the class period.  Some customers may be Class Members but, due to discounts, credits, or other price reductions given by Stericycle during the class period, may not be entitled to any payment.

The Settlement benefits are outlined generally below, but more information, including the Settlement Agreement, can be found at the Settlement Website, [WEBSITE].  The Court still has to decide whether to finally approve the Settlement.  Benefits will be provided only if the Court finally approves the Settlement and any appeal period expires or any appeals are resolved in favor of the Settlement.  We do not know when

Questions?  Call toll free [number] or visit www.[website]
Please Do Not call the Judge or the Clerk of Court

the Court will finally approve the Settlement if it does so or whether there will be any appeals that would have to be resolved in favor of the Settlement before certain benefits would be provided, so we do not know precisely when any benefits may be available.  Please check [website] for updates regarding the Settlement.

a.  Monetary payments to certain current and former Stericycle customers.

If the Settlement is finally approved (including any appeals resolved in favor of the Settlement), Stericycle will pay $295 million into a fund for distribution to eligible Class Members (“Settlement Fund”) who, between March 8, 2003 and [DATE], were charged and paid allegedly more than the Contractually Agreed Price for Stericycle’s medical waste disposal goods and services.

Plaintiffs’ expert witness in the lawsuit developed a method for identifying members of the Class and for calculating the damages each member of the Class allegedly suffered using Stericycle’s customer payment and billing records.  This method takes into account Automated Price Increases over time, and also accounts for credits or decreases in prices.  The same method will be used to identify all Class Members and to determine what share, if any, each Class Member is entitled to from the Settlement Fund.

The Settlement Fund will be distributed to eligible Class Members according to a Plan of Allocation that is available at the Settlement Website.  The amount of your payment will depend on the amount by which your prices allegedly increased, any credits or price reductions received, the period of time over which you paid the alleged increased prices, and similar factors.  Please refer to the Plan of Allocation at [website] for more details.

Important:  You do not need to do anything to receive your share, if any, of the Settlement Fund.  Each Class Member’s share of the Settlement Fund will be calculated in accordance with the Plan of Allocation.  Checks will be mailed by the Administrator to each Class Member that is entitled to a share of the Settlement Fund using the most recent address information available in Stericycle’s databases as well as other available sources of information.  However, if you are no longer a Stericycle customer and have moved, or otherwise believe that the address Stericycle has on file for you is not accurate, please contact the Administrator at [website] or [telephone].

b.  Pricing practice changes for current Stericycle customers.

Stericycle has agreed to discontinue the pricing practice challenged in this Action for all Class Member contracts still subject to such increases within 60 days of [PRELIMINARY APPROVAL DATE].  Subject to certain limitations stated in the Settlement Agreement, Stericycle agrees not to impose an annual price increase of more than a 6% of the Contractually Agreed Price on these Class Members.

Any Class Members who previously renegotiated their contracts with Stericycle such that they are no longer subject to the pricing practice challenged in this Action on the date of Preliminary Approval and instead are being charged annual price increases that are set forth in their contracts will continue to be charged in accordance with those contracts.

c.  Future limitations on price increases for current Stericycle customers.

For a period of three years after the Effective Date and subject to certain limitations stated in the Settlement Agreement, Stericycle agrees that all new contracts for SQ medical waste customers, including any contracts for Class Members that are entered into upon the expiration of the Class Member’s current contract, will comport with the following requirements:

Questions?  Call toll free [number] or visit www.[website]
Please Do Not call the Judge or the Clerk of Court

•	The contract price will include the cost of service as well as all fees and surcharges, except taxes and regulatory fees over which Stericycle has no control;
•	The contracts will allow Stericycle to impose an annual price increase not to exceed 8%;
•

The contracts will allow Stericycle to implement cost increases to cover non-controllable costs such as taxes, fuel and regulatory fees that can be documented and verified, but prior to imposing such costs on Class Members, Stericycle will verify the sufficiency of such a cost increase with Hon. Wayne Andersen (ret.), who will act as a monitor from the date of Preliminary Approval, through the Effective Date and for a period of time of at least three years from the Effective Date;

•	On the first page of the agreement, the contracts will identify (i) the price of the contract and (ii) the annual maximum price increase percentage; and
•	Stericycle’s compliance with the Settlement Agreement will be monitored by Hon. Wayne Andersen (ret.) for a period of three years.

d.  Alternative Dispute Resolution.

Any disputes arising out of or relating to the issues raised in the Actions between the time of Preliminary Approval and the Final Effective Date that are not otherwise resolved by the Agreement will be resolved by binding arbitration, as described fully in Exhibit 5 to the Settlement Agreement.

9.  What am I giving up in exchange for the Settlement benefits?

If the Settlement becomes final, Class Members who do not exclude themselves from the Class will release Stericycle from liability and will not be able to sue Stericycle about the issues in the lawsuit. The Settlement Agreement describes the released claims in necessary legal terminology, so read it carefully.  For ease of reference, we also attach the full release section in Appendix A to this Notice.  The Settlement Agreement is available at www.[website].  You can talk to one of the lawyers listed in Question 15 below for free or you can, of course, talk to your own lawyer at your own expense if you have questions about the released claims or what they mean.

D. Excluding Yourself from the Settlement

If you want to keep the right to sue or continue to sue Stericycle over the legal issues in the lawsuit, then you must take steps to get out of this Settlement.  This is called asking to be excluded from the Class, also referred to as “opting out” of the Class.

10.  If I exclude myself, can I get anything from this Settlement?

If you exclude yourself, you cannot get Settlement benefits.  If you ask to be excluded, you cannot object to the Settlement.  But, if you timely and properly request exclusion, the Settlement will not prevent you from suing, continuing to sue or remaining or becoming part of a different lawsuit against Stericycle in the future about the issues in the lawsuit.  If you exclude yourself, you will not be bound by anything that happens in this lawsuit and you may not object to the Settlement.

11.  If I don’t exclude myself, can I sue later?

Questions?  Call toll free [number] or visit www.[website]
Please Do Not call the Judge or the Clerk of Court

Unless you exclude yourself, you give up the right to sue Stericycle for the claims resolved by this Settlement.  If the Settlement is finally approved, you will be permanently enjoined and barred from initiating or continuing any lawsuit or other proceeding against Stericycle about the issues in the lawsuit.

12.  How do I get out of the Settlement?

To exclude yourself from the Settlement, you must send a letter by mail saying that you want to be excluded from the Settlement in In re: Stericycle, Inc., Steri-Safe Contract Litigation, and mention the case number (Case No. 13-C-5795, MDL No. 2455).  In the letter, you must include your name (or the name of your business that was a Stericycle customer), address and your signature.  You cannot ask to be excluded over the phone or on the Settlement Website.  Your exclusion request must be postmarked no later than [date] and mailed to:

[contact and address]

Your exclusion request must be mailed to the Administrator by the date shown above in order to be considered by the Court.  The deadlines found in this Notice may be changed by the Court.  Please check www.[Settlement Website] regularly for updates regarding the Settlement.

E. The Lawyers Representing You

13.  Do I have a lawyer in the case?

Yes.  The Court has appointed lawyers to represent you and other Class Members.  These lawyers are called “Plaintiffs’ Class Counsel”:  Steve W. Berman, Garth D. Wojtanowicz, and Elizabeth A. Fegan at Hagens Berman Sobol Shapiro LLP.  You will not be charged for these lawyers.  If you want to be represented by another lawyer, you may hire one to appear in Court for you at your own expense.

14.  How will the lawyers be paid?

Plaintiffs’ Class Counsel will ask the Court for attorneys’ fees not to exceed $40 million, plus up to an additional $2 million in costs and expenses.  These fees and expenses will go to the Plaintiffs’ Class Counsel and other lawyers who worked on the litigation since it was consolidated for pretrial proceedings in August, 2013.  Plaintiffs’ Class Counsel will ask for payments to each of the Class Representatives of $100 per hour, with a minimum of $5,000 award, for their time invested in connection with the Actions and securing the benefits of this Settlement for the Class.  The Court may award less than these amounts.  These payments will be made out of the Settlement Fund.

F. Objecting to the Settlement

You can tell the Court if you don’t agree with the Settlement or some part of it.

15.  How do I tell the Court if I don’t like the Settlement?

If you are a Class Member, and you don’t exclude yourself from the Class, you can object to the Settlement if you don’t like some part of it.  You can give reasons why you think the Court should not approve it.  To object, you must send a written objection saying that you object to the Settlement in In re: Stericycle, Inc.,

Questions?  Call toll free [number] or visit www.[website]
Please Do Not call the Judge or the Clerk of Court

Steri-Safe Contract Litigation, Case No. 13-C-5795, MDL No. 2455, to Plaintiffs’ Class Counsel and Stericycle’s Counsel at the address below so that the objection is received by Plaintiffs’ Class Counsel and Stericycle’s Counsel no later than [date].  To have your objection considered by the Court, you also must file the objection with the Clerk of Court (identified below) so that it is received and filed no later than [date].  In your objection, you must provide the specific reason for your objection (including any legal support), any evidence or other information you wish to rely on, a statement of whether you intend to appear at the Fairness Hearing (discussed below), and information showing that you are a member of the Class, your name, address, telephone number, your signature.

Clerk of Court United States District Court Northern District of Illinois 219 South Dearborn Street Chicago, IL 60604	Plaintiffs’ Class Counsel Steve W. Berman Hagens Berman Sobol Shapiro LLP 1918 Eighth Ave. Suite 3300 Seattle, WA 98101	Stericycle’s Counsel Mark S. Mester Latham & Watkins LLP 330 North Wabash Avenue, Suite 2800 Chicago, IL 60611

16.  What’s the difference between objecting and excluding?

Excluding yourself is telling the Court that you don’t want to be part of the Class.  If you exclude yourself, you have no basis to object because the Settlement no longer affects you. Objecting is telling the Court that you don’t like something about the Settlement.  You can object only if you stay in the Class.

If you are a Class Member and you do nothing, you will remain a Class Member and all of the Court’s orders will apply to you, you will be eligible for the Settlement benefits described above as long as you satisfy the conditions for receiving each benefit, and you will not be able to sue Stericycle over the issues covered by the lawsuit.

G. The Court’s Fairness Hearing

The Court will hold a hearing to decide whether to grant final approval to the Settlement.  If you have filed an objection on time and attend the hearing, you may ask to speak, but you don’t have to attend or speak.

17.  When and where will the Court decide whether to grant final approval of the Settlement?

The Court will hold a Fairness Hearing at __ p.m. on [date] at the Everett McKinley Dirksen United States Courthouse, United States District Court for the Northern District of Illinois, 219 South Dearborn Street, Chicago, IL 60604.  At this hearing, the Court will consider whether the Settlement is fair, reasonable, and adequate.  If there are objections, the Court will consider them.  The Court will only listen to people who have met the requirement to speak at the hearing (See Question 19 below).  After the hearing, the Court will decide whether to grant final approval the Settlement, and, if so, how much to pay the lawyers representing Class Members.  We do not know how long these decisions will take.

18.  Do I have to come to the hearing?

No.  Plaintiffs’ Class Counsel will answer any questions the Court may have.  But you are welcome to come

Questions?  Call toll free [number] or visit www.[website]
Please Do Not call the Judge or the Clerk of Court

at your own expense.  If you send an objection, you don’t have to come to Court to talk about it – but you can if you provide advance notice of your intention to appear (See Question 19 below).  As long as you filed a written objection with all of the required information on time with the Court and delivered it on time to Plaintiffs’ Class Counsel and Stericycle’s Counsel, the Court will consider it.  You may also pay another lawyer to attend, but it is not required.

19.  May I speak at the hearing?

You or your attorney may ask the Court for permission to speak at the Fairness Hearing.  To do so, you must send a letter saying that it is your “Notice of Intent to Appear in In re: Stericycle, Inc., Steri-Safe Contract Litigation, Case No. 13-C-5795, MDL No. 2455” to Plaintiffs’ Class Counsel and Stericycle’s Counsel identified above in response to Question 15 so that they receive it no later than [date].  You must also file the document with the Clerk of Court so that it is received and filed no later than [date].  You must include your name (or the name of your business that was a Stericycle customer), address, telephone number, and your signature.  Anyone who has requested permission to speak must be present at the start of the Fairness hearing at __ p.m. on [date].  You cannot speak at the hearing if you excluded yourself from the Class.

H. Getting More Information

20.  How do I get more information?

This Notice summarizes the proposed Settlement.  More details are in a Settlement Agreement, including its exhibits and addenda.  You can get a copy of the Settlement Agreement and other information about the Settlement, including, but not limited to, answers to frequently asked questions and the Claim Forms, at www.[website].  You can also call the toll-free number, [number], or write the Administrator at [contact and address].  You can also look at the documents filed in the lawsuit at the Court at the address provided above in response to Question 15.

21. When will the Settlement be final?

The Settlement will not be final unless and until the Court grants final approval of the Settlement at or after the Fairness Hearing and after any appeals are resolved in favor of the Settlement.  Please be patient and check the website identified in this Notice regularly. Please do not contact Stericycle, the Court, or Court staff, as the Court has ordered that all questions be directed to the Administrator.

o

Questions?  Call toll free [number] or visit www.[website]
Please Do Not call the Judge or the Clerk of Court

Appendix A – Section VIII from the Settlement Agreement – Release and Waiver

VIII.RELEASE AND WAIVER

A.The Parties agree to the following release and waiver, which shall take effect upon entry of the Final Order and Final Judgment.

B.In consideration of the Settlement, Plaintiffs and each Class Member, on behalf of themselves and any other legal or natural persons who may claim by, through or under them, agree to fully, finally and forever release, relinquish, acquit, discharge and hold harmless the Released Parties from any and all claims, demands, suits, petitions, liabilities, causes of action, rights, and damages of any kind and/or type regarding the subject matter of the Actions, including, but not limited to, compensatory, exemplary, punitive, expert and/or attorneys’ fees or by multipliers, whether past, present, or future, mature, or not yet mature, known or unknown, suspected or unsuspected, contingent or non-contingent, derivative or direct, asserted or un-asserted, whether based on federal, state or local law, statute, ordinance, regulation, code, contract, common law, or any other source, or any claim of any kind related arising from, related to, connected with, and/or in any way involving the Actions, Stericycle’s practice or alleged practice of imposing Automated Price Increases relating to the collection and disposal of waste during the Class Period, Stericycle’s imposition of surcharges and/or fees during the Class Period, in any manner that are, or could have been, defined, alleged or described in the SACC, the Actions or any amendments of the Actions.

C.Notwithstanding the foregoing, Plaintiffs and Class Members are not releasing claims relating to Stericycle’s performance of the obligations imposed upon it by virtue of this Agreement, or its compliance with the terms of this Agreement.

D.The Final Order and Final Judgment will reflect these terms.

E.Plaintiffs and Class Members expressly agree that this Release, the Final Order, and/or the Final Judgment is, will be, and may be raised as a complete defense to, and will preclude any action or proceeding encompassed by, this Release.

Questions?  Call toll free [number] or visit www.[website]
Please Do Not call the Judge or the Clerk of Court

F.Plaintiffs and Class Members shall not now or hereafter institute, maintain, prosecute, assert, and/or cooperate in the institution, commencement, filing, or prosecution of any suit, action, and/or proceeding, against the Released Parties, either directly or indirectly, on their own behalf, on behalf of a class or on behalf of any other person or entity with respect to the claims, causes of action and/or any other matters released through this Settlement.

G.In connection with this Agreement, Plaintiffs and Class Members acknowledge that they may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those that they now know or believe to be true concerning the subject matter of the Actions and/or the Release herein.  Nevertheless, it is the intention of Plaintiffs’ Class Counsel and Class Members in executing this Agreement fully, finally and forever to settle, release, discharge, and hold harmless all such matters, and all claims relating thereto which exist, hereafter may exist, or might have existed (whether or not previously or currently asserted in any action or proceeding) with respect to the Actions, except as otherwise stated in this Agreement.

H.Plaintiffs expressly understand and acknowledge, and all Plaintiffs and Class Members will be deemed by the Final Order and Final Judgment to acknowledge and waive Section 1542 of the Civil Code of the State of California, which provides that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Plaintiffs and Class Members expressly waive and relinquish any and all rights and benefits that they may have under, or that may be conferred upon them by, the provisions of Section 1542 of the California Civil Code, or any other law of any state or territory that is similar, comparable or equivalent to Section 1542, to the fullest extent they may lawfully waive such rights.

Questions?  Call toll free [number] or visit www.[website]
Please Do Not call the Judge or the Clerk of Court

I.Plaintiffs represent and warrant that they are the sole and exclusive owners of all claims that they are releasing under this Agreement.  Plaintiffs further acknowledge that they have not assigned, pledged, or in any manner whatsoever, sold, transferred, assigned or encumbered any right, title, interest or claim arising out of or in any way whatsoever pertaining to the Actions, including without limitation, any claim for benefits, proceeds or value under the Actions and that Plaintiffs are not aware of anyone other than themselves claiming any interest, in whole or in part, in the Actions or in any benefits, proceeds or values under the Actions.  Class Members receiving payments from the Settlement Fund shall, by cashing the payment check, represent and warrant therein that they are the sole and exclusive owner of all claims that they are releasing under the Settlement and that they have not assigned, pledged, or in any manner whatsoever, sold, transferred, assigned or encumbered any right, title, interest or claim arising out of or in any way whatsoever pertaining to the Actions, including without limitation, any claim for benefits, proceeds or value under the Actions, and that such Class Member(s) are not aware of anyone other than themselves claiming any interest, in whole or in part, in the Actions or in any benefits, proceeds or values under the Actions.

J.Without in any way limiting its scope, and, except to the extent otherwise specified in the Agreement, this Release covers by example and without limitation, any and all claims for attorneys’ fees, attorneys’ liens, costs, expert fees, or consultant fees, interest, or litigation fees, costs or any other fees, costs, and/or disbursements incurred by any attorneys, Plaintiffs’ Class Counsel, Plaintiffs or Class Members who claim to have assisted in conferring the benefits under this Settlement upon the Class.

K.In consideration for the Settlement, Stericycle and its past or present officers, directors, employees, agents, attorneys, predecessors, successors, affiliates, subsidiaries, divisions, and assigns shall be deemed to have, and by operation of the Final Approval Order shall have, released Plaintiffs’ Class Counsel and each current and former Plaintiffs from any and all causes of action that were or could have been asserted pertaining solely to the conduct in filing and prosecuting the litigation or in settling the

Questions?  Call toll free [number] or visit www.[website]
Please Do Not call the Judge or the Clerk of Court

Action.

L.Plaintiffs, Plaintiffs’ Class Counsel and any other attorneys who receive attorneys’ fees and costs from this Settlement acknowledge that they have conducted sufficient independent investigation and discovery to enter into this Settlement Agreement and, by executing this Settlement Agreement, state that they have not relied upon any statements or representations made by the Released Parties or any person or entity representing the Released Parties, other than as set forth in this Settlement Agreement.

M.The Parties specifically understand that there may be further pleadings, discovery requests and responses, testimony, or other matters or materials owed by the Parties pursuant to existing pleading requirements, discovery requests, or pretrial rules, procedures, or orders, and that, by entering into this Agreement, the Parties expressly waive any right to receive, hear, or inspect such pleadings, testimony, discovery, or other matters or materials.

N.Nothing in this Release shall preclude any action to enforce the terms of the Agreement, including participation in any of the processes detailed herein.

O.Plaintiffs and Plaintiffs’ Class Counsel hereby agree and acknowledge that the provisions of this Release together constitute an essential and material term of the Agreement and shall be included in any Final Order and Final Judgment entered by the Court.

Questions?  Call toll free [number] or visit www.[website]
Please Do Not call the Judge or the Clerk of Court

EXHIBIT 3

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION

IN RE: STERICYCLE, INC., STERI-SAFE CONTRACT LITIGATION	No. 1:13-cv-05795 MDL No. 2455 Judge Milton I. Shadur

DECLARATION OF SHANDARESE GARR

I, Shandarese Garr, declare under penalty of perjury under the laws of the Unites States as follows:

I am the Senior Vice President, Communications of Garden City Group, LLC (“GCG”), a full service administration firm providing legal administration services, including the development of complex legal notice programs.  GCG was retained to design and administer the proposed Notice Program as well as to administer all other aspects of this Settlement, subject to approval by the Court.1  I submit this affidavit at the request of Plaintiffs’ Class Counsel.  The following statements are based on my personal knowledge as well as information provided by other experienced GCG employees working under my supervision and, if called on to do so, I could and would testify competently thereto.

GCG is a recognized leader in providing legal administrative services.  GCG has offices in Lake Success, New York; Seattle, Washington; Dublin, Ohio, Tallahassee, Florida and Waterloo, Ontario.  GCG has hundreds of employees, including former class action attorneys on

[1]	All capitalized terms not otherwise defined in this document shall have the meaning ascribed to them in the Settlement Agreement and Release (the “Agreement”) dated October 16, 2017.

DECLARATION OF SHADARESE GARR - 2

staff, a team of software engineers, call center professionals, in-house legal advertising specialists, and graphic artists with extensive website design experience.

GCG routinely develops and executes notice programs and administrations in a wide variety of class action settlements, with subject matters including, but not limited to, product liability, consumer, securities, mass tort, antitrust, labor and employment, ERISA, civil and human rights, insurance, securities fraud, and healthcare, many of which have included administrations with financial institutions as defendants. Our team has administered over 3,400 cases over GCG’s 30 plus year history.  During that time, GCG has mailed hundreds of millions of notices, disseminated over 375 million emails, handled over 35 million phone calls, processed tens of millions claims, and distributed over $72 billion in compensation.  Additional information about GCG can be found on our website at www.choosegcg.com.

RELEVANT EXPERIENCE

During my nearly 27 years of hands-on experience managing all aspects of class action administration and notice efforts, I have handled a wide range of historic, complex legal administrations, including consumer settlements, mass tort settlements, human rights administrations, product liability settlements, antitrust matters, DOJ disgorgements, securities litigation settlements, and SEC Fair Funds, and ERISA, wage and hour, and insurance-related matters.  As such, I gained in-depth knowledge of the evolution of the Federal Rules of Civil Procedure and notice due process standards.  Attached as Exhibit A is my biography.

As the head of Class Action Operations at GCG for more than a decade, I have led the administration of hundreds of class action settlements as well as orchestrated all aspects of massive administrations such as the $1.1 billion In Re Royal Ahold Securities and ERISA Litigation, in which GCG provided over 25 million notices translated into 16 languages to potential claimants in 105 countries. For the $2.4 billion Nortel Networks Corp. Securities

DECLARATION OF SHADARESE GARR - 3

Litigations, I oversaw the execution of a notice program involving notice to over 2.3 million class members in the United States, Canada and around the globe.  Some of the other large and wide-reaching programs I have handled include Global Crossing, Ltd. Securities Litigation; WorldCom Securities Litigation; Lucent Technologies, Inc. Securities Litigation; Dynegy/Enron Shareholders Litigation; DaimlerChrysler AG Securities Litigation; Oxford Health Plans, Inc. Securities Litigation; and Dollar General Corporation Shareholder Litigation.

I have testified and/or submitted reports regarding GCG’s administrations, including notice plans, to numerous courts, including: Global Crossing, Lucent Technologies, Dynegy/Enron, DaimlerChrysler, Oxford Health Plans, and Dollar General.  In addition, I have testified as an expert regarding noticing and ascertainability of class members in Mikulski vs. Centerior and the In re: Domestic Drywall Antitrust Litigation.

I have authored articles on class action administrations, particularly in relation to legal notice and social media.  See e.g., “Legal Notice and Social Media: How to Win the Internet” – The National Law Journal, August 1, 2016.

GCG’S LEGAL NOTICE TEAM

As Senior Vice President, Communications, I lead GCG’s Notice & Media Team that includes individuals who specialize in class member notice execution, advertising and media planning, and social media.  Collectively, GCG’s Notice & Media Team has more than 60 years of advertising and media experience and has developed and/or executed more than 1,000 notice plans, including some of the most successful, complex, and high-profile notice campaigns in class action history.  The Notice & Media Team is highly experienced utilizing social media, banner advertisements, mobile media, print media, and television and broadcast media to effectuate a wide variety of settlements.  Attached as Exhibit B are full profiles of GCG’s Notice & Media Team.

DECLARATION OF SHADARESE GARR - 4

THE PROPOSED NOTICE PROGRAM

In this case, the proposed Notice Program was designed to give the best notice practicable by ensuring that the greatest number of potential members of the Class will be exposed to the Class Notice.  Both the Long Form Notice and the Short Form Notice are written in plain English so as to be easily understandable by members of the Class who are from various backgrounds.

Although each case is unique, the methods and tools used in developing the notice programs for these settlements have been employed in many other court-approved notice programs.

The Class is defined as follows:

All persons and entities that, between March 8, 2003 through the date of Preliminary Approval resided in the United States (except Washington and Alaska), were identified by Stericycle as a “Small Quantity” or “SQ” customer, and were charged and paid more than their Contractually Agreed Price for Stericycle’s medical waste disposal goods and services.  Excluded from the class are governmental entities whose claims were asserted and resolved in United States ex rel. Perez v. Stericycle Inc. and any entities that have previously settled similar claims with Stericycle and released those claims.

In order to effectively reach the Class, the proposed notice program will include mailing the Short Form Notice in postcard format to the members of the Class identified using Stericycle’s customer transaction database (as described in more detail below), the creation of a website dedicated to this Settlement, and the creation and manning of a toll free call center to provide information and answer questions.  Based on my experience, I believe the proposed notice program meets due process standards and will provide the best notice practicable under the circumstances of the case and the Settlement.  Each of these elements is described in more detail below.

DECLARATION OF SHADARESE GARR - 5

Direct Notice – The Short Form Notice

CGG has reviewed the Short Form Notice, attached hereto as Exhibit C, that was designed to be “noticed,” reviewed, and — by presenting the information in plain language — understood by members of the Class.  The Short Form Notice provides substantial, albeit easy-to-read, summaries of all of the key information about the Settlement and the rights and options of members of the Class.  The process and deadline for requesting exclusion and for objecting to the Settlement, the Settlement Website where Class Members can obtain further information and download pertinent documents such as the Long Form Notice and the Agreement, and the toll-free helpline are all clearly indicated on the Short Form Notice in bold type.  The Short Form Notice comports with the size and font frequently utilized in many of the cases that we have administered.

The Short Form Notice features a prominent headline in bold text.  This alerts recipients and readers that the Short Form Notice is an important document authorized by the Court and that the content may affect them, thereby supplying reasons to read the notice.  Consistent with our normal practice, the Short Form Notice will undergo a final edit prior to dissemination for grammatical errors and accuracy.

GCG will promptly re-mail any Short Form Notices returned by the United States Postal Service (USPS”) with a forwarding address.  If an updated address is not provided by the USPS, GCG will conduct an advanced address search to obtain an updated address and will promptly re-mail the Short Form Notice to any updated addresses that are obtained.

Upon Court approval, GCG will format the Short Form Notice for dissemination to each member of the Class for whom a mailing address has been provided by Stericycle.  In administrations with large numbers of class members, in order to minimize printing and postage costs, GCG has utilized postcard notices to notify potential class members of the proposed

DECLARATION OF SHADARESE GARR - 6

settlement and their rights in connection therewith.  In our experience, postcard notices are commonly used in approved notice plans.

For example, in the Cross v. Wells Fargo Bank, N.A., 1:15-cv-01270-RWS (N.D. Ga.), GCG disseminated notice via postcard to over six million class members.  In Cross, the postcard notice contained a description of the settlement and directed class members to the settlement website to obtain further information and to download pertinent documents such as the full notice, a claim form and the stipulation of settlement.  Other notable administrations in which GCG has disseminated postcard notices include Markos v. Wells Fargo Bank, N.A., Case No. 1:15-cv-01156-LMM (N.D. Ga.) (3,000,000 postcard notices); Wilkins v. HSBC Bank Nevada, N.A,, No. 1:14-cv-190 (N.D. Ill.) (670,000 postcard notices); Zizian v. Massage Envy Franchising, LLC, Case No. 16-cv-00783-DMS-BGS (S.D. Cal.) (660,000 postcard notices); and Wilkins v. HSBC Bank Nevada, N.A,, No. 1:14-cv-190 (N.D. Ill.) (670,000 postcard notices).

Settlement Website

The proposed notice program includes an official website dedicated to the Settlement and provides information such as Class Member rights, dates, and deadlines.  The Settlement Website will contain additional information and important Court documents such as the Agreement, the Preliminary Approval Order, and the Long Form Notice.  It will also include procedural information regarding the status of the Court-approval process and how to determine if one is a member of the Class.  Members of the Class will also be able to update their contact information and view their estimated recovery amounts by logging into a secure page on the website using the unique identification number that will be included on the Short Form Notice received by each member of the Class. The Settlement Website will also provide instructions for members of the Class who wish to exclude themselves from or object to the Settlement.

DECLARATION OF SHADARESE GARR - 7

Toll-Free Telephone Hotline

GCG will establish and maintain a toll-free telephone line where callers may obtain information, verify whether they are members of the Class, or have other general questions answered about the Settlement.  The telephone number is prominently displayed on the Short Form Notice as well as on the Settlement Website.

CONCLUSION

In our experience the proposed notice program is adequate and reasonable under the circumstances.  These methods and forms of notice are consistent with the standards employed by GCG in notification programs designed to reach class members and are efficient methods of reaching potential members of the Class.

Shandarese Garr

DECLARATION OF SHADARESE GARR - 8

EXHIBIT 4

UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS	Stericycle Class Action c/o ____________________ [ADDRESS]
Postal Service: Please Do Not Mark Barcode
NOTICE OF PENDENCY OF CLASS ACTION

In Re: Stericycle, Inc., Steri-Safe Contract Litigation
JOHN Q CLASSMEMBER 123 MAIN ST APT 1 ANYTOWN, ST 12345

Case No.
13-C-5795, MDL No. 2455

Small Quantity Stericycle Medical Waste Customers Whose Prices Were Automatically Increased Between 2003-2017 May Be Entitled to a Share of a $295 Million Settlement

A $295,000,000 Settlement has been preliminarily approved by the U.S. District Court for the Northern District of Illinois, in the case In Re: Stericycle, Steri-Safe Contract Litigation, No. 13-cv-5795, MDL No. 2455. If you are a Class Member, your rights may be affected and you may be entitled to a portion of this Settlement.

Who Is Included in the Settlement? You are a member of the Class if you were a Small Quantity medical waste customer of Stericycle between March 8, 2003, and Month __, 2017 and your prices were increased as the result of an Automated Price Increases.

What Is This Case About? The lawsuit claims that Stericycle engaged in a practice of imposing Automated Price Increases in violation of the contracts with certain of its customers.

Do I Need to Ask for Payment? You do not need to ask for payment.  Your eligibility will be determined from Stericycle’s records, and your share of the Settlement will be mailed to you automatically.

What Are My Options? You may choose whether to stay in the Class or not. If you do nothing, you are choosing to stay in the Class and receive your share of the Settlement. This means you will be legally bound by the Settlement, and you will not be able to sue Stericycle about the legal claims it resolves. If you stay in the Class you may object to the Settlement. You or your lawyer may ask to appear and speak at the Fairness Hearing, at your own cost. The deadline to submit objections and requests to appear is Month XX, 2017. If you wish to opt out of the Class, you must submit a notice of exclusion by Month XX, 2017. If you opt out, you will not get a share of this Settlement, but will keep any rights to sue Stericycle for the same claims in your own lawsuit. The Long Form Notice explains your options in more detail.

Fairness Hearing. A Fairness Hearing will be held on __________, 2017 at the U.S. District Court for the Northern District of Illinois, Everett McKinley Dirksen Courthouse, Courtroom ##, 219 S. Dearborn St., Chicago, IL 60604.  At this hearing, the Court will consider whether: 1) the Settlement is fair, reasonable, and adequate; 2) to approve service awards to Plaintiffs of the greater of $5,000 or $100 per hour; and 3) to approve the award of attorneys’ fees and expenses to Plaintiffs’ Class Counsel of $42,000,000.

Where Can I Get More Information? To get a copy of the Long Form Notice or Settlement Agreement or to learn more visit the Settlement Website at [WEBSITE]; call toll-free by phone at 1-888-888-8888, or email at questions@stericycleclassaction.com.

EXHIBIT 5

AGREEMENT TO ARBITRATE

________________________________ (“Claimant”) and Stericycle, Inc. (“Stericycle”) in order to resolve claims raised by Claimant arising out of or relating to the issues resolved in the Settlement Agreement reached in In re: Stericycle, Inc., Sterisafe Contract Litigation, MDL No. 2455, Case No. 1:13-cv-05795 (N.D. Ill.) and/or the issues raised in that lawsuit, hereby agree to present Claimant’s concerns and Stericycle’s defenses to Hon. Wayne Andersen (ret.) of JAMS (“JAMS”) for purposes of reaching through binding arbitration a full and final resolution of all such claims and potential claims of Claimant against Stericycle, its insurers, agents, employees, officers, attorneys and affiliates.  The parties agree to be bound by the JAMS Streamlined Arbitration Rules & Procedures as modified by this agreement or any other written agreement between the parties.  Rules can be found at www.jamsadr.com.

Claimant agrees to pay up to $100 of the cost of arbitrating Claimant’s claims before JAMS, and Stericycle agrees to pay the balance of fees and costs imposed by JAMS for said arbitration.  The parties are free to retain lawyers, at their own expense, to represent them in the arbitration.  The parties agree that they shall not seek reimbursement from the other party for any fees and costs charged by the lawyer, whether in the context of the arbitration itself or in any other forum.

Pursuant to Rule 18 of the Streamlined Arbitration Rules & Procedures, the parties agree to waive an oral hearing and to submit the dispute to the arbitrator on the basis of written submissions as detailed herein.  Claimant will provide 2 copies of all documentation to be considered by the arbitrator with this executed Agreement to Arbitration along with the fee of $100.

This form and documents should be submitted to the Chicago JAMS resolution center at 71 South Wacker Drive, Suite 3090, Chicago, Illinois 60606 attention to Hon. Wayne Andersen and served on Stericycle at 28161 North Keith Drive, Lake Forest, Illinois 60045 attention to Stericycle General Counsel.

Within 20 business days after being served with Claimant’s documentation, Stericycle will submit to JAMS and serve on Claimant 2 copies of Stericycle’s responsive documents along with the balance of the fees due to JAMS for the arbitration.

Claimant and Stericycle agree that they will be bound by the decision of the arbitrator appointed by JAMS and that the arbitrator’s decision will be final.  Claimant further agrees that he/she will pursue only his/her claims in the arbitration and will not seek to pursue claims on behalf of others or a proposed class of persons or combine or attempt to combine his/her arbitration with any other arbitration or claim.

Claimant Information:

Name: __________________________________________________________

Address: ________________________________________________________

City, State, Zip: ____________________________________________

Telephone number: ______________________

Email: ____________________________________________

Representative/Atty (if any): _____________________________________________

Rep telephone number: _________________________________

Nature of Dispute: (A more detailed statement may be attached)

Claim and Relief Sought by Claimant: (claimant asserts the following claim and seeks the following relief.)

Amount in Controversy in US Dollars: ________________________________

I hereby agree to the terms as set forth above, and submit this matter to final, binding arbitration before JAMS.

Signed:	Dated:
Claimant Signature (or atty/rep signature)

Print Name:

COMPLETION OF THIS SECTION IS REQUIRED FOR CLAIMED INITIATED IN CALIFORNIA A. Please indicate if this IS or IS NOT a CONSUMER ABITRATION as defined by California Rules of Court Ethics Standards for Neutral Arbitrators, Standard 2(d) and (e): “Consumer arbitration” means an arbitration conducted under a pre-dispute arbitration provision contained in a contract that meets the criteria listed in paragraphs (1) through (3) below. “Consumer arbitration” excludes arbitration proceedings conducted under or arising out of public or private sector labor-relations laws, regulations, charter provisions, ordinances, statutes, or agreements. 1) The contract is with a consumer party, as defined in these standards; 2) The contract was drafted by or on behalf of the non-consumer party; and 3) The consumer party was required to accept the arbitration provision in the contract. “Consumer party” is a party to an arbitration agreement who, in the context of that arbitration agreement, is any of the following: 1) An individual who seeks or acquires, including by lease, any goods or services primarily for personal, family, or household purposes including to, financial services, insurance, and other goods and services as defined in section 1761 of the Civil Code; 2) An individual who is an enrollee, a subscriber, or insured in a health-care service plan within the meaning of section 1345 of the Health and Safety Code or health-care insurance plan within the meaning of section 106 of the Insurance Code; 3) An individual with a medical malpractice claim that is subject to the arbitration agreement; or 4) An employee or an applicant for employment in a dispute arising out of or relating to the employee’s employment or the applicant’s prospective employment that is subject to the arbitration agreement. If Respondent disagrees with the assertion of Claimant regarding whether this IS or IS NOT CONSUMER ARBITRATION, Respondent should communicate this objection in writing to the JAMS Case Manager and Claimant with seven (7) calendar days of service of the Demand for Arbitration. B. If this is an EMPLOYMENT matter, Claimant must complete the following information: Effective January 1, 2003 private arbitration companies are required to collect and publish certain information at least quarterly, and make it available to the public in a computer-searchable format. In employment cases, this includes the amount of the employee’s annual wage. The employee’s name will not appear in the database, but the employer’s name will be published. Please check the applicable box below: Annual Salary: Less than $100,000 More than $250,000 $100.000 to $250,000 Decline to State C. In California, consumers (as defined above) with a gross monthly income of less than 300% of the federal poverty guidelines are entitled to a waiver of the arbitration fees. In those cases, the respondent must pay 100% of the fees. Consumers must submit a declaration under oath stating the consumer’s monthly income and the number of persons living in his or her household. Please contact JAMES at 1-800-352-5267 for further information.